Exhibit 4.9




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ASSIGNMENT AND SECURITY AGREEMENT


between


MOBILE ENERGY SERVICES COMPANY, L.L.C.

and

THE INDUSTRIAL DEVELOPMENT BOARD
OF THE CITY OF MOBILE, ALABAMA,

as Debtors,


and


BANKERS TRUST (DELAWARE),
as the Secured Party



Dated as of August 1, 1995






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                                TABLE OF CONTENTS

                                                                         Page


1.  Definitions and other Provisions of Interpretation......................1
2.  Creation of Security Interest...........................................1
3.  Representations, Warranties and Covenants...............................5
4.  Default.................................................................7
5.  Rights and Remedies During Trigger Event Period.........................7
6.  Assignment of Governmental Approvals....................................8
7.  Security Interest Absolute..............................................8
8.  Attorney-in-Fact........................................................9
9.  Secured Party and Senior Secured Parties May Perform...................10
10.  The Company Remains Liable............................................10
11.  Indemnification; Subrogation; Waiver of Offset........................10
12.  Reasonable Care.......................................................11
13.  Waivers of Rights Inhibiting Enforcement..............................11
14.  No Duty on Secured Party's Part.......................................11
15.  Notices...............................................................12
16.  Other Remedies........................................................12
17.  Waiver................................................................12
18.  Time of Essence.......................................................12
19.  Successors and Assigns................................................12
20.  Headings..............................................................12
21.  Governing Law.........................................................12
22.  Amendments, Changes and Modifications.................................13
23.  Assignment............................................................13
24.  Severability..........................................................13
25.  Secured Party Not Liable..............................................13
26.  No Recourse...........................................................13
27.  Counterparts..........................................................13
28.  Continuing Assignment, Pledge and Security Interest...................13
29.  Security Only.........................................................14
30.  Payments Set Aside....................................................14
31.  Further Assurances....................................................14
32.  Shared Drafting.......................................................14
34.  Conflict with Intercreditor Agreement.................................15
35.  Effect of Termination of Intercreditor Agreement......................15


APPENDIX A    -                     Defined Terms



                                                   -i-
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                  This ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of August 1, 1995, among MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company ("Company"), THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA, a public corporation organized and existing under the laws of the State of Alabama (the "IDB" and, severally and not jointly with the Company, "Debtors"), and BANKERS TRUST (DELAWARE), a Delaware banking corporation, as Collateral Agent under the Intercreditor Agreement referred to below (the "Secured Party").

                              W I T N E S S E T H :

                  WHEREAS, in consideration of (a) the execution and delivery by the Secured Party and the Senior Secured Parties (as defined below) of the Financing Documents (as defined below) to which they are parties,
         (b) the Senior Secured Parties making available to the Company the Financing Commitments (as defined below) and advancing monies thereunder and (c) the Senior Secured Party providing certain services under this Agreement, the Mortgage (as defined below), the Intercreditor Agreement and any other Financing Documents to which the Secured Party is a party, the Senior Secured Parties require each Debtor to grant the security interest contemplated by this Agreement to the Secured Party to secure the Secured Obligations (as defined below); and

                  WHEREAS, this Agreement is intended as security for the Secured Obligations.

                  NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants contained herein, in order to induce each Senior Secured Party to issue or make available the Secured Obligations pursuant to the terms and provisions of the Financing Documents to which each such Senior Secured Party is a party and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and FOR THE PURPOSE OF SECURING the payment and performance of the Secured Obligations, which Secured Obligations may increase, decrease and increase again, from time to time, the parties hereto hereby agree as follows:

                  1. Definitions and other Provisions of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires, all terms used herein shall have the meanings set forth in Appendix A to the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 among the First Union National Bank of Georgia, as the Indenture Trustee referred to therein, First Union National Bank of Georgia, as the Tax-Exempt Indenture Trustee referred to therein, Banque Paribas, as the Working Capital Facility Provider referred to therein, the IDB, the Company, Mobile Energy Services Holdings, Inc. and the Secured Party.

                  2. Creation of Security Interest. (a) As security for the full payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Secured Obligations now existing or hereafter arising, each Debtor hereby mortgages, pledges and collaterally assigns to the Secured Party (for the ratable benefit of the Senior Secured Parties), and grants to and in favor of the Secured Party (for the ratable benefit of the Senior Secured Parties) a continuing lien upon, and a continuing security interest in, all estate, right, title and interest (whatever it may be) of such Debtor in, to and under the following (whether now foreseeable, whether or not the same is subject to Article 8 or 9 of the Uniform Commercial Code or constitutes Collateral by reason of one or more of the following paragraphs and wherever the same may be located) (collectively, the "Collateral"):

                    (i) all Project Contracts and any other Contract, commitment or understanding heretofore or hereafter executed by (or on behalf of) such Debtor in connection with the Energy Complex, the Site or any of the Project Documents (the "Assigned Agreements"), including (A) all rights of such Debtor to receive monies due and to become due, and all monies actually received by such Debtor, under or pursuant to the Assigned Agreements, (B) all rights of such Debtor to receive proceeds of any performance or payment bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) all claims of such Debtor for damages arising out of or for breach of or default under the Assigned Agreements and (D) all rights of such Debtor to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided, however, that, except during a Trigger Event Period, such Debtor may exercise all of the foregoing rights in any lawful manner not inconsistent with this Agreement, the Mortgage or any of the other Security Documents;

                   (ii) all automobiles, trucks, boats and other rolling stock or moveable personal property ("Rolling Stock"), including Rolling Stock for which the title thereto is evidenced by a certificate of title issued by the United States or a state that permits or requires a lien thereon to be evidenced upon such certificate, in which the Company now or at any time in the future may have an interest or in which the IDB now or at any time in future may have an interest in connection with the Energy Complex or the Site. In connection therewith, such Debtor shall notify the Secured Party before acquiring any such Rolling Stock, and provide the Secured Party with (A) all lien entry forms and similar documents, duly completed, executed and acknowledged, (B) the certificates of title to such Rolling Stock and
         (C) such other information or documents, in each case, to the extent required or reasonably desirable in order to enable the Secured Party

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         to perfect the lien granted hereunder on such Rolling Stock. Upon execution of such lien entry forms and other documents by the Secured Party, such Debtor shall, at the sole cost and expense of the Company, cause such lien entry forms and other documents to be presented to the appropriate authorities in order to perfect the lien granted hereunder on such Rolling Stock for the benefit of the Secured Party;

                  (iii) to the extent permitted by Law, all Governmental Approvals relating to the Energy Complex; provided, however, that any of such Governmental Approvals that by their terms or by operation of Law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and terms of this Agreement to the extent necessary to avoid such voidness, voidability, terminability or revocability;

                   (iv) all Equipment (as such term is defined in the Uniform Commercial Code as in effect on the date hereof);

                    (v) all accounts (as defined in the Uniform Commercial
         Code), together with any right to payment for goods sold or leased or for services rendered in connection with such accounts, whether or not such right to payment has been earned by performance, and all agreements, rights, interests, inventory (including fuel supplies including oil, gas, coal, weak black liquor, biomass and sludge) goods, chattel paper, documents, instruments, general intangibles, fixtures, trade fixtures, consumer goods, money and other assets owned by such Debtor on the date hereof or hereafter arising or acquired, including the 1994 Bonds, the Improvements (as such term is defined in the Mortgage), and designs, plans and specifications relating to the Site and the facilities owned by such Debtor on the date hereof or hereafter acquired, if applicable, all offsets or allowances under the Clean Air Act Amendments of 1990 and any implementing state Laws in respect thereof and any right, title or interest of such Debtor under any indemnity, warranty or guaranty in respect of the Site and the Energy Complex or of any of the foregoing and any rents, revenues, incomes and profits in respect of the Site and the Energy Complex; provided, however, that no Debt Service Reserve Account, Tax-Exempt Debt Service Reserve Account or Mill Owner Maintenance Reserve Account, nor (except in the case of the Mill Owner Maintenance Reserve Account, the Company's right to receive amounts therein to the extent such amounts are in excess of $2 million) any monies contained therein or hereafter transferred thereto or deposited therein (nor any right to receive monies thereunder), shall be included in the Collateral and no lien or security interest therein shall be deemed to be created hereby;

                   (vi) all proceeds of and any unearned premiums on any insurance policies covering the Collateral, including the right to receive the proceeds of any insurance, judgments or settlements made in lieu thereof for damage to the Collateral;

                  (vii) (A) the Intercreditor Agreement Accounts, all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Intercreditor Agreement Accounts or delivered to the Secured Party for deposit therein, including all credit balances therein, any and all cash and investments at any time on deposit in the Intercreditor Agreement Accounts and any and all interest and dividends or other income derived from such monies and investments, and (B) all statements, certificates, passbooks and instruments representing the Intercreditor Agreement Accounts and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Intercreditor Agreement Accounts; and

                  (viii) to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including "proceeds" (within the meaning of the Uniform Commercial Code) and whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

                  Notwithstanding the foregoing, the Security Interest granted hereby in favor of the Secured Party shall be released without condition as to monies deposited into any Indenture Account or Tax-Exempt Indenture Account or into the Mill Owner Maintenance Reserve Account upon, in each case, the deposit of such monies therein, and the Collateral shall not include, and no Security Interest is granted hereby in, any right, title or interest of either Debtor in any Indenture Account or Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account, all sums of money, from any source whatsoever, now or hereafter transferred to or deposited into any Indenture Account or Tax-Exempt Indenture Account (or delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee for deposit therein) or, except to the extent monies on deposit therein exceed $2,000,000, the Company's right to receive such excess from the Mill Owner Maintenance Reserve Account, including, in each case, all credit balances therein, any and all cash and investments at any time on deposit in any Indenture Account or any Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account, and any and all interest, dividends and other income derived from such monies and investments on deposit therein and all certificates, passbooks and instruments representing any Indenture Account or Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any Indenture Account

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or Tax-Exempt Indenture Account or the Mill Owner Maintenance
Reserve Account.

                  In addition, notwithstanding the foregoing, the Security Interest granted hereby shall be, and shall at all times continue to be, subject and subordinate in all respects to the lien and security interest of the Tax-Exempt Indenture Trustee granted by the IDB pursuant to or in connection with the Tax-Exempt Indenture Securities, the 1983 Bonds, the 1984 Bonds, the 1994 Bonds, the Mixed-Use Bonds and the Environmental Bonds, including, in each case, any renewal, modification, extension, substitution, replacement or consolidation thereof. Such subordination shall not be affected by any further advance, repayment and readvance or prepayment under or in respect of any instrument secured by the Tax-Exempt Indenture.

                  It is the intention of the parties that the foregoing description of the Collateral shall be sufficient, together with the description of the Collateral set forth in the Mortgage, to enable the Secured Party to take possession of, or foreclose upon, all of the right, title and interest of each Debtor in and to the Shared Collateral, including the Site and the Energy Complex and any and all real property and personal property, tangible and intangible, used or useable in connection therewith, and to enable the Secured Party or its designee to, in accordance with the terms hereof and of the Mortgage, operate, sell or otherwise dispose of the entire interest of such Debtor in and to the Shared Collateral, including the Site and the Energy Complex or any part thereof, during a Trigger Event Period; provided, however, that all of the Collateral is hereby assigned to the Secured Party solely as security, and the Secured Party shall have no duty, liability or obligation whatsoever to such Debtor with respect to any of the Collateral, unless the Secured Party so elects in writing consistent with its rights under this Agreement.

                  (b) This Agreement secures, in accordance with the provisions hereof, the Secured Obligations.

                  3. Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants as follows:

                  (a) The Security Interest granted and created pursuant to this Agreement is a legal and valid security interest in the Collateral now owned by the Company or hereafter acquired.

                  (b) The Security Interest granted and created pursuant to this Agreement (i) with respect to such of the Collateral in which a security interest may be perfected by the filing of a Financing Statement under the Uniform Commercial Code will, upon the filing of the necessary Financing Statements in all appropriate jurisdictions, create a perfected first priority security interest in such Collateral now owned by the Company or hereafter acquired, prior and superior to all other Liens (other than Permitted Liens), and (ii) with respect to all of the other Collateral to which the Uniform Commercial Code is applicable will, upon the Secured Party's taking possession of such Collateral, create a perfected first priority security interest in such Collateral now owned by the Company or hereafter acquired, prior and superior to all other Liens (other than Permitted Liens).

                  (c) The Company is the legal and beneficial owner of the Collateral now owned by it, and will be the legal and beneficial owner of the interest in the Collateral hereafter acquired by it, free and clear of all Liens (other than Permitted Liens).

                  (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of the Company with respect to the execution, delivery and performance of, or the grant of the Security Interest pursuant to, this Agreement (other than the filing of the Financing Statements referred to in Section 3(b) and such authorizations, approvals and other actions that have been obtained and are in full force and effect).

                  (e) The Company shall notify the Secured Party promptly in writing of any claim against the Collateral adverse in any material respect to the interest of the Secured Party hereunder.

                  (f) The Company agrees that from time to time upon the request of the Secured Party, the Company will, at its sole cost and expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or advisable, or that the Secured Party may request, in order to perfect, maintain, preserve and protect the Security Interest granted or purported to be granted hereby in the Collateral, maintain, preserve and protect the Collateral, or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Company will (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Secured Party hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, and (ii) execute and file such financing or continuation statements, or amendments thereto and assignments thereof, and such other instruments, endorsements or notices, as may be necessary, or as the Secured Party may request, in order to perfect, maintain, preserve and protect the Security Interest granted or purported to be granted hereby. Each Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any part of the Collateral without the signature of such Debtor where permitted by Law.

                  (g) The Company shall keep and maintain, at its sole cost and expense, satisfactory and complete records of the Collateral. The Company shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral (including such file search reports from such Uniform Commercial Code and other filing and recording offices and such opinions of counsel relating to the Collateral and the attachment and perfection of the Security Interest) as the Secured Party may request. The Company's chief executive office and principal place of business is 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338; the Company shall promptly notify the Secured Party of any change of the foregoing.

                  (h) The Company shall not create, incur or permit to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever. Except with respect to Permitted Liens, neither Debtor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Secured Party is not named as the sole secured party (other than any such instrument on file as of the date hereof (and any continuation thereof) naming the Company as secured party.

                  (i) The Company shall notify the Secured Party promptly if any tangible, material items of Collateral, or any material items that are to become Collateral, are to be stored for any length of time (other than temporary storage incident to transportation to the Site) in any location other than the Site. The notice shall specify, in such detail as is required by the Secured Party, (i) the items that are to be stored, (ii) the location at which such items are to be stored and the name and address of the owner and operator of the storage facility,
         (iii) the length of time that such items are to be stored at such location and (iv) the name of the Person who is the owner of such items. To the extent necessary, the Company shall execute additional security agreements, financing statements and other related documents, covering the items that are to be stored, so as to perfect a first priority security interest therein in favor of the Secured Party. If for any reason a first priority security interest cannot be perfected in the items stored or to be stored, the Company shall promptly transport such items to the Site. Upon instructions from the Secured Party, the Company shall obtain such additional insurance on the Collateral stored at any location other than the Site as the Secured Party, based on the advice of the Independent Insurance Advisor, reasonably deems necessary, consistent with the requirements of the Financing Documents, to protect the Secured Party's interests.

                  (j) In the event that the Company shall receive directly from any party to the Assigned Agreements any payments thereunder, the Company shall receive such payments in constructive trust for the benefit of the Secured Party, shall segregate such payments from other funds of the Company and shall forthwith transmit and deliver such payments to the Secured Party in the same form as so received (with any necessary endorsements), in each case in accordance with the Intercreditor Agreement.

                  4. Default. The occurrence and continuation of a Trigger Event shall be deemed a "Security Agreement Event of Default" under this Agreement.

                  5. Rights and Remedies During Trigger Event Period. (a) During a Trigger Event Period, the Secured Party may, in accordance with its obligations under the Intercreditor Agreement, do one or more of the following:

                    (i) notwithstanding anything in the Financing Documents to the contrary, take all cash held by the Secured Party (including any resulting from the liquidation of investments) as Collateral, including all cash proceeds received or receivable by the Secured Party in respect of the Collateral, and use such cash for such purposes in accordance with its obligations under the Intercreditor Agreement, and in the interest of the Energy Complex and/or apply the same in whole or in part, in satisfaction of all or any part of the Secured Obligations (whether or not due and payable) in the manner specified in Section 5(b);

                   (ii) upon notice to the Company, which notice need not be in writing (but which notice shall promptly be confirmed in writing), make such payments and do such acts in accordance with its obligations under the Intercreditor Agreement, to protect, maintain, preserve, perfect or continue the perfection of the Security Interest in the Collateral and to maintain, preserve and protect the Collateral, including paying, purchasing, contesting or compromising any Lien that is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Security Interest in or ownership of the Collateral;

                  (iii) foreclose this Agreement as herein provided or in any manner permitted by Law and exercise any and all of the rights and remedies conferred upon the Secured Party by the Security Documents either concurrently or in such order as the

         Secured Party may determine without affecting the rights or remedies to which the Secured Party may be entitled under the Security Documents;

                   (iv) require the Company to, and the Company hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

                    (v) without notice or demand or legal process, enter upon any premises of the Company and take possession of the Collateral;

                   (vi) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days' notice to the Company of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by Law, the Secured Party or any Senior Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of the Secured Party or such Senior Secured Party. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor authorizes the Secured Party, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (vii) exercise with respect to the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code.

                  (b) The proceeds of any sale or realization of the Collateral shall be applied in accordance with Section 6.1 of the Intercreditor Agreement.

                  (c) The Secured Party may consult, at the Company's expense, with counsel (who may or may not be counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection, and the Secured Party shall be entitled to conclusively rely on the opinion of such counsel, in respect of any action taken or not taken or suffered by the Secured Party under this Agreement.

                  6. Assignment of Governmental Approvals. During a Trigger Event Period, the Company agrees to use its best efforts to have renewed or extended in the name of the Secured Party (or other Person operating the Energy Complex) or otherwise to obtain for the Secured Party (or such other Person) the benefits of all of the Company's Governmental Approvals to the extent that such Governmental Approvals and other rights shall not be assignable or transferable.

                  7. Security Interest Absolute. All rights of the Secured Party hereunder, the Security Interest and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Project Documents, any of the Collateral (including the Assigned Agreements) or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Project Documents or any of the Collateral (including the Assigned Agreements);

                  (c) any exchange, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) to the fullest extent permitted by Law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any third party pledgor.

                  8. Attorney-in-Fact. Each Debtor, until payment in full of the Secured Obligations, irrevocably constitutes and appoints the Secured Party, and any other Person that the Secured Party may designate, to act, upon the occurrence and during a Trigger Event Period, as such Debtor's attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest and be irrevocable), with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in the Secured Party's discretion and subject to Section 7.3 of the Intercreditor Agreement, to take any action and to execute any and all documents and instruments that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                  (a) to receive, endorse and collect all instruments made payable to such Debtor representing any dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of Law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all of such dividends, payments or other distributions;

                  (b) to pay or discharge taxes and Liens levied or placed on the Collateral; and

                  (c) (i) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all monies due or to become due thereunder or with respect thereto directly to the Secured Party or as the Secured Party shall direct, (ii) to ask or demand for, to collect and to receive payment of and receipt for any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (iii) to commence and prosecute any suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iv) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral, (v) to settle, compromise or adjust any suit, action or proceeding described in clauses (iii) and (iv) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate and
         (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes and to do, at the Secured Party's option and at such Debtor's sole cost and expense, at any time, or from time to time, all acts and things that the Secured Party deems necessary to protect, maintain, preserve or realize upon the Collateral and the Security Interest granted herein and to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

                  Each Debtor hereby ratifies all that the Secured Party shall do or cause to be done as such Debtor's attorney-in-fact consistent with the foregoing. Each Debtor also authorizes the Secured Party, during a Trigger Event Period, to communicate in its own name with any party to any Project Document at any time, with regard to any matter relating to such Project Document.

                  9.  Secured Party and Senior Secured Parties May Perform.
The Secured Party or any Senior Secured Party (upon notice to the
Secured Party and each other Senior Secured Party), without releasing the Company from any obligation, covenant or condition hereof, itself may (but shall not be obligated to), during any Trigger Event Period, make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as the Secured Party may deem necessary to protect, perfect, maintain, preserve or continue the perfection of the Security Interest in the Collateral or to protect, maintain or preserve the Collateral. Any costs or expenses incurred by the Secured Party or any Senior Secured Party in connection with the foregoing, including reasonable attorneys' fees and expenses, shall constitute a part of the Secured Obligations, shall bear interest at a rate per annum equal to the then highest yield on any of the Outstanding Senior Debt plus two percent (2%) and shall be payable upon demand by the Secured Party or such Senior Secured Party, as the case may be.

                  10. The Company Remains Liable. Anything herein to the contrary notwithstanding, the Company shall remain liable under the Assigned Agreements and any other Contracts included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Secured Party of any of the rights or remedies hereunder shall not release the Company from any of its duties or obligations under the Assigned Agreements or any other Contracts included in the Collateral, except to the extent the Company is expressly released therefrom by the Secured Party in writing. The Secured Party shall not have any obligation or liability under the Assigned Agreements or any other Contracts included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except to the extent the Secured Party expressly assumes such obligations or duties in writing consistent with its rights under this Agreement.

                  11. Indemnification; Subrogation; Waiver of Offset. (a) The Company shall indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement or the Collateral or any part thereof (including enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct).

                  (b) The Company waives any and all right to claim or recover against the Secured Party, and its directors, officers, employees, agents and representatives, for loss of or damage to the Company, the Collateral, the Company's property or the property of others under the Company's control from any cause to the extent insured against or required to be insured against by the provisions of the Financing Documents, except for such loss or damage to the extent due to gross negligence or willful misconduct of the Secured Party or its directors, officers, employees or representatives.

                  12. Reasonable Care. The Secured Party shall exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords or would accord collateral held by the Secured Party in similar transactions for its own account.

                  Without limiting the generality of the foregoing and except as otherwise provided by applicable Law, the Secured Party shall not be required to marshall any collateral, including the Collateral subject to the Security Interest created hereby, or to resort to any item of Collateral in any particular order; and all of the Secured Party's rights hereunder and in respect of such Collateral shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Debtor hereby agrees that it will not invoke any Law relating to the marshaling of collateral that might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement, the Mortgage or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed.

                  13. Waivers of Rights Inhibiting Enforcement. Each Debtor waives (a) any claim that, as to any part of the Collateral, a public sale, if such Debtor elects so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) the right to assert in any action or proceeding between it and the Secured Party any offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Security Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT EACH DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE SECURED PARTY'S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium, (e) to the extent permitted by Law, the benefits of all Laws referred to in Section 12 and (f) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under the Security Documents or the absolute sale of the Collateral, now or hereafter in force under any applicable Law, and each Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Laws and rights.

                  14. No Duty on Secured Party's Part. The powers conferred on the Secured Party hereunder are solely to protect the

Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  15. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be given and deemed to have been given in accordance with
Section 12.4 of the Intercreditor Agreement.

                  16. Other Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. The Secured Party shall have all of the rights and remedies granted under the Security Documents and available at Law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or any collateral under the Security Documents, at the sole discretion of the Secured Party. The application of the Collateral to satisfy the Secured Obligations pursuant to the terms hereof shall not operate to release the Company from its Secured Obligations until payment in full of any deficiency has been made in cash.

                  17. Waiver. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), the Secured Party shall not be deemed to have waived any breach or default on the part of the Company or to have released the Company from any of its obligations secured hereby. No failure on the part of the Secured Party to exercise, and no delay in exercising (without also expressly waiving the same in writing), any right, power or privilege shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

                  18. Time of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY COVENANT, AGREEMENT AND OBLIGATION UNDER THIS AGREEMENT.

                  19. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the parties hereto shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                  20. Headings. The captions, headings and table of contents used in this Agreement are for convenience only and shall not affect the construction hereof.

                  21. Governing Law. THE RIGHTS AND DUTIES OF EACH DEBTOR AND THE SECURED PARTY SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW
YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE
OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS

THEREOF (OTHER THAN SUCH SECTION 5-1401), EXCEPT THAT SUCH LAW SHALL NOT APPLY WITH RESPECT TO ANY COLLATERAL WHERE, AND TO THE EXTENT THAT, IT IS NECESSARY TO APPLY THE LAWS OF ANOTHER JURISDICTION TO PERFECT LIENS RELATING TO DEBT ISSUED UNDER THE FINANCING DOCUMENTS.

                  22. Amendments, Changes and Modifications. This Agreement may not be effectively amended or terminated except as permitted by the Intercreditor Agreement.

                  23. Assignment. The Secured Party may assign this Agreement to any successor Secured Party under and in accordance with the Intercreditor Agreement.

                  24. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  25. Secured Party Not Liable. Neither this Agreement nor any action on the part of the Secured Party (other than an express written assumption) shall constitute an assumption by the Secured Party of any of the obligations of the Company related to any of the Collateral, and the Company shall continue to be liable for all such obligations whether incurred before or after a Security Agreement Event of Default.

                  26. No Recourse. Satisfaction of the obligations of the Company under this Agreement shall be had solely from the assets of the Mobile Energy Parties. No recourse shall be had to (a) any assets or properties of the Members (other than Mobile Energy as provided in the Guaranty) or of the stockholders of Mobile Energy, other than their respective interests in the Collateral, (b) any Member (other than Mobile Energy as provided in the Guaranty) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern) or of the Company (other than Mobile Energy and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern). Notwithstanding anything in this Section 26 to the contrary, (i) nothing contained in this Agreement shall limit or otherwise prejudice in any way the right of the Secured Party and the Senior Secured Parties to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty to which such Person is a party) or limit or otherwise prejudice in any way the right of the Secured Party, the Senior Secured Parties or the Holders of any Senior Securities to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize the benefit of the Collateral granted under the Security Documents and (ii) any limitations of liability herein shall not apply if and to the extent that any Person commits fraud or willful misrepresentations, including those contained in Officer's Certificates issued from time to time.

                  27. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  28. Continuing Assignment, Pledge and Security Interest. This Agreement shall create a continuing assignment, pledge and security interest in the Collateral and shall remain in full force and effect for the benefit of the Secured Party until the satisfaction in full of the Secured Obligations. Except as set fourth in Section 30, upon the payment in full of the Secured Obligations and all other amounts owing to the Secured Party under the Financing Documents, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to each Debtor. In connection with such termination, the Secured Party shall execute such instruments of release prepared by each Debtor as such Debtor shall reasonably request at the Company's sole cost and expense.

                  29. Security Only. This Agreement is granted for security purposes only. Accordingly, except as otherwise permitted by any of the Security Documents, the Secured Party shall not enforce its rights with respect to the Collateral other than during a Trigger Event Period.

                  30. Payments Set Aside. To the extent that either Debtor or any other Person on behalf of such Debtor makes a payment or payments to the Secured Party, or the Secured Party enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy Law, state or Federal Law, common Law or equitable cause, then, to the extent of such recovery, the Secured Obligations, or any part thereof originally intended to be satisfied, and this Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  31. Further Assurances. The Company shall, at its sole cost and without expense to the Secured Party, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Secured Party shall, from time to time, reasonably require for better assuring, conveying, assigning, transferring and confirming unto the Secured Party the property hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or that the Company may be or hereafter become bound to convey, mortgage or assign to the Secured Party, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering or recording this Agreement.

                  32. Shared Drafting. If there shall be any ambiguity in the terms of this Agreement, the doctrine of construction that holds that the language of the document shall be construed against its drafter shall not apply as all parties have shared in the drafting of this Agreement.

                  33. Limitation of Liability of Secured Party. Notwithstanding anything to the contrary contained herein or in any of the other Financing Documents, this Agreement has been executed by Bankers Trust (Delaware) not in its individual capacity but solely as the Secured Party in its capacity as Collateral Agent under the Intercreditor Agreement and, except in the case of its gross negligence or willful misconduct, Bankers Trust (Delaware) in its individual capacity shall have no liability for the representations, warranties, covenants, agreements or other obligations of the Secured Party hereunder or in any certificates, notices or agreements delivered pursuant hereto. For all purposes of this Agreement, in the performance of its duties or obligations hereunder, the Secured Party shall be subject to, and entitled to the benefits of, the terms and provisions of Article VII of the Intercreditor Agreement.

                  34. Conflict with Intercreditor Agreement. Notwithstanding anything to the contrary contained herein or in any of the other Financing Documents, all rights, duties, obligations and indemnities of the Secured Party hereunder (including the standard of care pursuant to which it acts) shall be governed by the provisions of the Intercreditor Agreement, including the exercise of any and all remedies hereunder. In the event of a conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

                  35. Effect of Termination of Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, if the Intercreditor Agreement shall be terminated while this Agreement remains in effect, each reference in this Agreement to a Trigger Event shall be deemed to be a reference to an Event of Default and no Senior Creditor Certificates under the Intercreditor Agreement shall be required to be received by the Secured Party prior to its exercise of remedies hereunder and the term "Trigger Event Period" shall be deemed to mean the period commencing upon the occurrence of any Event of Default and continuing for so long as such Event of Default continues.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                     MOBILE ENERGY SERVICES COMPANY, L.L.C.,
                      an Alabama limited liability company


                                    By:     /s/
                                        Name:   Christopher J. Kysar
                                        Title:  Vice President


                                    THE INDUSTRIAL DEVELOPMENT BOARD
                                      OF THE CITY OF MOBILE, ALABAMA


                                    By:      /s/
                                        Name:   Clarence Boll, Jr.
                                        Title:  Vice President


                  BANKERS TRUST (DELAWARE), a New York banking
                     corporation, as Collateral Agent under
                                      the Intercreditor Agreement


                                    By:      /s/
                                        Name:   James H. Stallkamp
                                        Title:  President

STATE OF  NEW YORK                          )
                                            )  ss.:
COUNTY OF NEW YORK                          )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Christopher J. Kysar whose name as Vice President of Mobile Energy Services Company, L.L.C., an Alabama limited liability company, is signed to the foregoing Assignment and Security Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

                  Given under my hand and seal this the 24th day of August, 1995.


                               /s/                                    (seal)
                           Notary Public


STATE OF ALABAMA                            )
                                            )  ss.:
COUNTY OF MOBILE                            )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Clarence Boll, Jr. whose name as Vice President of The Industrial Development Board of the City of Mobile, Alabama, a public corporation organized under the laws of the State of Alabama, is signed to the foregoing Assignment and Security Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

                  Given under my hand and seal this the 17th day of August, 1995.



                                /s/                                     (seal)
                           Notary Public

STATE OF DELAWARE                           )
                                            )  ss.:
COUNTY OF NEW CASTLE                        )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that James H. Stallkamp whose name as President of Bankers Trust (Delaware), a Delaware banking corporation, is signed to the foregoing Assignment and Security Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

                  Given under my hand and seal this the 21 day of August, 1995.



                              /s/                                        (seal)
                           Notary Public

                                                                    Appendix A



                                  DEFINED TERMS

         For purposes of any Financing Document (as defined herein), terms used in such Financing Document (including terms used herein) that are not otherwise defined therein shall have the following meanings, subject to any provisions contained in such Financing Document that affect the construction or interpretation of such terms. Except as otherwise expressly provided in any such Financing Document, if and to the extent that such Financing Document shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms and provisions thereof, this Appendix A shall be, or be deemed to have been, amended, restated, supplemented or otherwise modified concurrently with the execution and delivery of such amendment, restatement, supplement or other modification in order to conform the terms herein and therein, mutatis mutandis, to the terms set forth in or required by such amendment, restatement, supplement or other modification.

         Except as otherwise expressly provided in any such Financing Document:

                  (a) the terms used in such Financing Document have the meanings assigned to them in this Appendix A and include the plural as well as the singular; provided, however, that, in the case of the Indenture, all such terms that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (b) (i) all accounting terms not otherwise defined in such Financing Document have the meanings assigned to them, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), under such Financing Document shall be prepared and (iii) all calculations made for the purpose of determining compliance with such Financing Document shall (except as otherwise expressly provided herein) be made, in the case of clauses (i), (ii) and (iii) above, in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing) with that used in the preparation of the then most recent corresponding financial statements furnished under such Financing Document to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be);

                  (c) all references in such Financing Document to any designated "Article," "Section," "Appendix," "Schedule," "Exhibit" and other subdivision are to the designated Article, Section, Appendix, Schedule, Exhibit and other subdivision, respectively, of such Financing Document;

                  (d) all references in such Financing Document to (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to such Financing Document as a whole and not to any particular Article, Section or other subdivision and (ii) the term "this Agreement" or "this Indenture" means such Financing Document as a whole, including Appendices, Schedules and Exhibits thereto;

                  (e) all references in such Financing Document to any Project Document or other Contract defined or referred to therein shall include such Contract (and, in the case of the Senior Securities or any other instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified, or as such Contract may have been replaced (including (i) in the case of an Energy Services Agreement or the Master Operating Agreement, any replacement Contract therefor then satisfying the Restricted Payment Alternative Agreement Requirements with respect thereto and (ii) in the case of any Project Contract, any replacement Contract therefor then satisfying the Event of Default Alternative Agreement Requirements with respect thereto), from time to time;

                  (f) all references in such Financing Document to any Person (including any of its capacities) shall include the permitted successors and assigns of such Person (including in such capacity) in accordance with the terms of such Financing Document and the other Project Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

                  (g) all references in such Financing Document to any Law shall include such Law or any successor Law as amended, supplemented or otherwise modified and in effect from time to time, and any other Law in substance substituted therefor;

                  (h) any item or list of items set forth following the word "including," "include" or "includes" in such Financing Document is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such item or items similar to such items;

                  (i) all references in such Financing Document to the Collateral Agent, the Indenture Trustee, the Tax-Exempt Indenture Trustee, the IDB or the Working Capital Facility Provider shall be deemed to refer to each such Person however designated in the Financing Documents so that (i) references to rights or duties of the Collateral Agent under such Financing Document shall be deemed to include the rights or duties of such Person as the "Secured Party" under the Security Agreement and as the "Mortgagee" under the Mortgage, (ii) references to rights or duties of the Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement, (iii) references to rights or duties of the Tax-Exempt Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement and (iv) references to rights or duties of the Working Capital Facility Provider under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement; provided, however, that, if such Financing Document is (A) the Security Agreement, references to rights or duties of the "Secured Party" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent, (B) the Mortgage, references to rights or duties of the "Mortgagee" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent and (C) the Working Capital Facility, references to rights or duties of the "Agent" thereunder or a Lender shall be deemed to include the rights or duties of such Person as the Working Capital Facility Provider;

                  (j) all terms defined in such Financing Document shall have the meanings therein ascribed to them when used in any certificate, opinion or other document delivered pursuant thereto and, in the case of the Indenture and the Tax-Exempt Indenture, in the Senior Securities;

                  (k) all references in such Financing Document to the knowledge of any Person that is a corporation, limited liability company or partnership, or any other Person that is not an individual, with respect to any subject or event (including the occurrence or non-occurrence of any circumstance, the failure to perform or observe, or the satisfaction of, any covenant or agreement or the pending or threatened nature of any action) shall be deemed to mean that an Authorized Officer of such Person (or, if such Person is the Company, the Plant Manager thereof) has actual knowledge or awareness of such subject or event or when notice of such subject or event shall have been given, or deemed to have been given, to such Person in accordance with the provisions of such Financing Document; and

                  (l) all references in such Financing Document to the Project Contracts shall be deemed to exclude any Project Contract (and the Consent to Assignment (if any) with respect thereto) (i) after the date on which such Project Contract (A) may have been terminated in accordance with Section 5.10 of the Indenture or Section 4.10 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), (B) shall have reached its stated termination date (if any) or (C) (other than in the case of the Energy Services Agreements and the Master Operating Agreement in connection with a Mill Closure) shall have been fully and finally performed by all parties thereto and (ii) after the date of any disposition of the Company's rights and obligations under such Project Contract in accordance with Section 5.8 of the Indenture or Section 4.8 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), except, in the case of clauses (i) and (ii) above, if and to the extent that any provisions of such Project Contract so excluded provide that the rights and obligations of any Person that is a party to such Contract shall survive the termination thereof.

         "Accounts" means, collectively, the Intercreditor Agreement Accounts, the Indenture Accounts and the Tax-Exempt Indenture
Accounts.

         "Act" has the meaning specified (a) in the case of any Holder of Indenture Securities, in Section 1.4 of the Indenture and (b) in the case of any Holder of Tax-Exempt Indenture Securities, in Section 1.4 of the Tax-Exempt Indenture.

         "Additional Available Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies neither constituting Revenues nor otherwise required (except pursuant to the provisions of Section 3.10 of the Intercreditor Agreement) to be deposited into any Account that are deposited into the Loss Proceeds Account as other amounts available to the Company and necessary for the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of securities or partnership or other ownership interests or by contract or otherwise. Notwithstanding the foregoing, Southern, Mobile Energy, Southern Electric, the Operator and each Person owning, directly or indirectly, five percent (5%) or more of the membership interests in the Company shall be deemed to be an Affiliate of the Company.

         "Affiliate Subordinated Debt" means any unsecured, subordinated loan or loans to the Company from any of its Affiliates pursuant to a Subordinated Loan Agreement, fully subordinated as to payment and exercise of remedies and payable only from monies otherwise distributable by the Company from the Distribution Account in accordance with the Intercreditor Agreement.

         "Aggregate Demand" has the meaning specified in the Master Operating Agreement.

         "Alabama Act" means Ala. Code ss. 11-54-80 to ss. 11-54-101.

         "Annual Budget" means the operating plan and budget for the Energy Complex developed by the Company for operation of the Energy Complex for any Fiscal Year, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Approved Institutional Investor" has the meaning specified (a) in the case of the Tax-Exempt Bonds, in the Limited Offering Memorandum dated August 17, 1995 relating to the initial offering thereof and (b) in the case of any other Tax-Exempt Indenture Securities, in any other offering memorandum relating to the initial offering of such Tax-Exempt Indenture Securities.

         "Articles of Organization" means the Articles of Organization of the Company dated July 13, 1995.

         "Authenticating Agent" means any Person acting as Authenticating Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Authorized Agent" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or the Company or the IDB (as the case may be) in accordance with the Indenture or the Tax-Exempt Indenture (as the case may be) to perform any function that such indenture authorizes such agent to perform.

         "Authorized Officer" means (a) in the case of a corporation (including Mobile Energy) or limited liability company (including the Company), the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer of such corporation or limited liability company and (b) in the case of any general or limited partnership, any Person authorized by the managing general partner (or such other Person that is responsible for the management of such partnership) to take the applicable action on behalf of such partnership or any officer (with a title specified in clause (a) above) of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner).

         "Authorized Representative" means, in respect of any Person, the individual or individuals authorized to act on behalf of such Person by the board of directors, manager, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person, which shall include or attach thereto specimen signatures, delivered to the Collateral Agent upon which the Collateral Agent may conclusively rely.

         "Authorized Trust Officer" means any officer of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or any other individual who shall be duly authorized by appropriate corporate action on the part of either such trustee to authenticate Senior Securities.

         "Automatic Acceleration Default" has the meaning specified (a) in the case of the Indenture, in Section 8.2(a) thereof and (b) in the case of the Tax-Exempt Indenture, in Section 8.2(a) thereof.

         "Available Amount" means, at any time, (a) in the case of any Reserve Account Letter of Credit, the undrawn stated amount of such Reserve Account Letter of Credit at such time and (b) in the case of any Southern Guaranty, an amount equal to the "Available Amount" set forth therein (as such amount may be increased or decreased in accordance with such Southern Guaranty).

         "Bankruptcy Code" means the Federal Bankruptcy Code of 1978.

         "Bankruptcy Event" means, in respect of any Person, (a) such Person's general inability, or its admission of its inability, to pay its debts as such debts become due, (b) the application by such Person for or its consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (c) the commencement by such Person of a voluntary case under the Bankruptcy Code, (d) the making by such Person of a general assignment for the benefit of its creditors, (e) the filing of a petition by such Person seeking to take advantage as a debtor of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or readjustment of debts, (f) the failure by such Person to controvert in a timely and appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (g) the taking of any corporate or other action by such Person for the purpose of effecting any of the foregoing, (h) the commencement of a proceeding or case, without the application or consent of such Person, in any court seeking (i) such Person's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, examiner or the like of such Person or all or any substantial part of its property or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debt and such proceeding or case specified in this clause (h) shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and (except in the case of Section 5.19(a)(ii) of the Indenture or Section 4.19(a)(ii) of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility)) in effect, for a period of sixty (60) or more days or (i) an order for relief against such Person shall be entered in any involuntary case under the Bankruptcy Code.

         "Board of Directors" means (a) when used with respect to the Company, the Manager of the Company and (b) when used with respect to Mobile Energy, either the board of directors of Mobile Energy or any committee of such board duly authorized to act for it.

         "Board Resolution" means (a) when used with respect to the Company, a copy of a resolution certified by an Authorized Officer of the Company or the secretary or assistant secretary of the Company as having been adopted by the Manager of the Company and to be in full force and effect on the date of such certification and (b) when used with respect to Mobile Energy, means a copy of a resolution certified by an Authorized Officer or the secretary or assistant secretary of Mobile Energy as having been adopted by the Board of Directors of Mobile Energy and to be in full force and effect on the date of such certification.

         "Boiler Ash Agreement" means the Boiler Ash Disposal Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Bond Counsel" means Balch & Bingham or other nationally recognized counsel experienced in matters of municipal law and the tax-exempt status of obligations under the Code.

         "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Atlanta, Georgia are authorized or required to be closed.

         "Capital Budget" means the capital plan and budget developed by the Company with respect to the capital improvements to the Energy Complex specified in the Master Operating Agreement and certain other planned capital expenditures thereto.

         "Capital Budget Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Casualty Proceeds" means all insurance proceeds (including title insurance proceeds) and other amounts actually received on account of an Event of Loss, including any net interest thereon or gain in respect thereof, other than (a) proceeds of third-party liability insurance (to the extent paid directly from an insurer or insurers to a third-party) and (b) proceeds of business interruption insurance and other payments received for interruption of operations. "Casualty Proceeds" do not include Additional Available Proceeds with respect to such Event of Loss.

         "Closing Date" means the date on which the First Mortgage Bonds and the Tax-Exempt Bonds are originally issued.

         "Coal Supplier" means E.J. Hodder & Associates, Inc., a
Tennessee corporation.

         "Coal Supply Agreement" means the Coal Supply Agreement dated as of May 1, 1995 between the Coal Supplier and the Company.

         "Code" means, as applicable, the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or the Internal Revenue Code of 1954 and the rules and regulations promulgated thereunder.

         "Collateral" means, collectively, all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) by the Company or the IDB (as the case may be), in each case pursuant to the granting and assigning clauses of the applicable Financing Documents.

         "Collateral Agent" means Bankers Trust (Delaware), a Delaware banking corporation, or any other Person appointed as a substitute or replacement Collateral Agent under the Intercreditor Agreement.

         "Collateral Agent Claims" means all obligations of the Senior Secured Parties and the Mobile Energy Parties, now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Section 7.3(f) and
Article VIII of the Intercreditor Agreement.

         "Combined Exposure" means, at any time, the sum of (a) the aggregate principal amount of all Senior Securities Outstanding and (b) the aggregate principal amount of all outstanding Working Capital Facility Loans made, and the unutilized Working Capital Facility Commitment, under the Working Capital Facility.

         "Common Services Agreement" means the Common Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Company" means Mobile Energy Services Company, L.L.C., an Alabama limited liability company.

         "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by an Authorized Officer of the Company and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Company Step-In Rights" has the meaning specified for "MESC Step-In Rights" in the Master Operating Agreement.

         "Completion Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Consents to Assignment" means, collectively, (a) the Consents to Assignment, the Lease Estoppel and the Supplementary Lease Estoppel of Scott with respect to the Project Contracts to which it is a party, (b) the Consent to Assignment of the Pulp Mill Owner with respect to the Project Contracts to which it is a party, (c) the Consent to Assignment of the Tissue Mill Owner with respect to the Project Contracts to which it is a party, (d) the Consent to Assignment of the Paper Mill Owner with respect to the Project Contracts to which it is a party, (e) the Consent to Assignment of Southern Electric with respect to the Project Contracts to which it is a party, (f) the Consent to Assignment of SCS with respect to the SCS Agreement, (g) any Consent to Assignment of the Coal Supplier with respect to the Coal Supply Agreement, (h) the Consent to Assignment of TRT with respect to the Nondisturbance Agreement (which may be effected pursuant to the Recognition Agreement to which TRT is a party), (i) the Consent to Assignment of the IDB with respect to the Project Contracts to which it is a party (which may be effected pursuant to the Recognition Agreements) and (j) the Consent to Assignment of Ahlstrom Recovery, Inc. with respect to Purchase Order Number MG-2601.

         "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement dated as of August 1, 1995 among the Mobile Energy Parties and the Tax-Exempt Indenture Trustee.

         "Contract" means (a) any agreement (whether executory or non- executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation, articles of organization or charter and (d) any by-law.

         "Corporate Trust Office" means the principal office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) at which at any particular time the corporate trust business thereof shall be administered, which as of the Closing Date is (a) in the case of the Collateral Agent, Bankers Trust (Delaware), c/o Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, (b) in the case of the Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 and (c) in the case of the Tax-Exempt Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other office as may be designated by the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to the Mobile Energy Parties and, in the case of the Collateral Agent, to the other Intercreditor Parties.

         "Credit Standard Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the unsecured long-term Debt of the provider of such Reserve Account Letter of Credit shall not be rated "A" or higher by S&P, "A" or higher by Fitch and "A2" or higher by Moody's and (b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the Collateral Agent or the Indenture Trustee shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has not been satisfied or (ii) Southern shall have failed, or the Company shall have failed to cause Southern, to provide to the Collateral Agent or the Indenture Trustee, on or prior to the date that is forty-five (45) days after the end of each fiscal quarter of Southern, an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied.

         "Current Fiscal Quarter" has the meaning specified in the definition of Maintenance Reserve Account Required Deposit.

         "Debt" means, in respect of any Person, (a) indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations under agreements for the purchase price of goods and services in the normal course of business which are not more than ninety (90) days past due),
(b) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (c) obligations (whether matured or contingent) with respect to any letters of credit issued for the account of such Person, (d) obligations under direct or indirect guaranties or other similar contingent liabilities in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a), (b) or (c) above and (e) all Debt of another Person secured by a lien on any property owned by the first Person (whether or not such Debt has been assumed by such first Person).

         "Debt Service Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to draw upon such Reserve Account Letter of Credit pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause third of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security

Account is the Distribution Account, clause second of Section 3.8(b) of the Intercreditor Agreement, (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause second of Section 4.5 of the Indenture and
(iv) if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, clause second of Section 4.6 of the Tax-Exempt Indenture and
(b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent or the Indenture Trustee (as the case may be) to call upon such Southern Guaranty pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause fourth of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security Account is the Distribution Account, clause third of Section 3.8(b) of the Intercreditor Agreement and (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause third of
Section 4.5 of the Indenture.

         "Debt Service Reserve Account" means any Account so designated (if any) established and created under any Series Supplemental Indenture to the Indenture for the benefit of Holders of Indenture Securities established thereunder.

         "Debt Service Reserve Account Required Balance" means, in respect of any Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Indenture establishing such Debt Service Reserve Account.

         "Default Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the provider of such Reserve Account Letter of Credit shall default in its payment obligations thereunder or (ii) the provider of such Reserve Account Letter of Credit shall become insolvent and (b) with respect to any Southern Guaranty, (i) Southern shall fail to perform any of the "Guaranteed Obligations" thereunder as and when due or (ii) Southern shall become insolvent.

         "Designated Southern Subsidiaries" means, for purposes of the satisfaction of the Southern Credit Standard, all of the Eligible Southern Subsidiaries other than, as designated by the Company to be excluded for such purposes, any one or all (including any combination) of the Eligible Southern Subsidiaries, provided that the aggregate net worth of such Eligible Southern Subsidiaries so excluded is equal to or less than ten percent (10%) of the aggregate net worth of all of the Eligible Southern Subsidiaries. For such purposes, "net worth" means (a) par value of common stock plus (b) paid-in capital plus (c) premium on preferred stock plus (d) retained earnings minus (e) accrued and unpaid dividends on, or other amounts due and payable in respect of, capital stock, in each case, of each of such Eligible Southern Subsidiaries.

         "Determination of Taxability" means a final determination by the Internal Revenue Service or a court of competent jurisdiction in a proceeding in which the Company has been afforded an opportunity to participate, or, at the election of the Company in its sole discretion, a determination by the Company based on an opinion of Bond Counsel, that as a result of any event the interest payable on any Tax-Exempt Indenture Security (in respect of which, at the time of original issuance, the Tax-Exempt Indenture Trustee received an opinion of Bond Counsel to the effect that interest payable on such Tax-Exempt Indenture Security was not includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than an owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the
Code)) is includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than any owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the Code). No such determination by the Internal Revenue Service shall be considered final unless the Company has been given written notice and, if it so desires, has been given the opportunity to contest the same, either directly or in the name of any owner of a Tax-Exempt Indenture Security and until the conclusion of any appellate review, if sought. Interest on Tax-Exempt Indenture Securities shall not be deemed includable for Federal income tax purposes merely by reason of such interest being treated as a tax preference item for purposes of a Federal alternative minimum tax, loss of or reduction in a related deduction or other indirect adverse tax consequences.

         "Distribution Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Distribution Date" means any Business Day following an Interest Payment Date and preceding the Monthly Transfer Date immediately succeeding such Interest Payment Date, as selected by the Company.

         "Easement Deeds" means, collectively, (a) the Easement Deed, dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Company certain easements, (b) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Pulp Mill Owner certain easements, (c) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Company certain easements,
(d) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Tissue Mill Owner certain easements, (e) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Company certain easements and (f) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Paper Mill Owner certain easements.

         "Easements" means, collectively, all easements, licenses, franchises, rights-of-way and spur track agreements to which the Company is now or hereafter a party or beneficiary affecting construction on, or the use or operation of, or constituting a part of, the Site (including the Easement Deeds).

         "Eligible Southern Subsidiaries" means, at any time, each of Alabama Power Company, an Alabama corporation, Georgia Power Company, a Georgia corporation, Gulf Power Company, a Maine corporation, Mississippi Power Company, a Mississippi corporation, and Savannah Electric and Power Company, a Georgia corporation, provided that a majority of the voting securities of such Person is owned, directly or indirectly, by Southern at such time.

         "Eminent Domain Proceeds" means all amounts and proceeds actually received in respect of any Event of Eminent Domain, including any net interest thereon or gain in respect thereof. "Eminent Domain Proceeds" do not include Additional Available Proceeds with respect to such Event of Eminent Domain.

         "Energy Complex" has the meaning specified in the Master
Operating Agreement.

         "Energy Services Agreements" means, collectively, the Pulp Mill Energy Services Agreement, the Tissue Mill Energy Services Agreement and the Paper Mill Energy Services Agreement.

         "Environmental Bonds" means, collectively, (a) (i) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1973, (ii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1976 and (iii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1980, in the case of clauses (i), (ii) and (iii) above, issued under and secured by a Trust Indenture dated as of April 1, 1973, as supplemented by a First Supplemental Indenture thereto dated as of September 1, 1976 and a Second Supplemental Indenture thereto dated as of October 1, 1980 between the IDB and AmSouth Bank of Alabama, as trustee, and (b) the IDB's Industrial Revenue Bonds (Scott Paper Company Project), Series B of 1976 issued under and secured by a Trust Indenture dated as of September 1, 1976 between the IDB and AmSouth Bank of Alabama, as trustee
 .

         "Environmental Indemnity Agreements" means, collectively, (a) the Pulp Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner, (b) the Paper Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Paper Mill Owner, (c) the Tissue Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile

Energy) and the Tissue Mill Owner and (d) the Scott Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy).

         "Environmental Requirement" means any Governmental Approvals in effect from time to time relating to the protection of the environment or otherwise addressing environmental issues or environmental requirements of or by any Governmental Authority, or otherwise relating to noise or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, emission, discharge, release or handling of Hazardous Material, including the Comprehensive Environmental Response Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. ss. 1101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2761), the Occupational Health and Safety Act (29 U.S.C. ss. 641 et seq.), the Pollution Prevention Act (42 U.S.C. ss. 1201 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), Preservation Development, Etc. of Coastal Areas (Ala. Code ss. 9-7-1 et seq.), the Alabama Environmental Management Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Water Pollution Control Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Safe Drinking Water Act (Ala. Code ss. 22-23-30 et seq.), Water Well Standards (Ala. Code ss. 22-24-1 et seq.), Water Wastewater Systems and Treatment Plants (Ala. Code ss. 22-25-1 et seq.), Sewage Collection, Treatment, and Disposal Facilities (Ala. Code ss. 22-26-1 et seq.), Solid Wastes Disposal Act (Ala. Code ss. 22-27-1 et seq.), the Alabama Air Pollution Control Act of 1971 (Ala. Code ss. 22-28-1 et seq.), the Hazardous Wastes Management and Minimization Act
(Ala. Code ss. 22-30-1 et seq.), the Alabama Hazardous Substance Cleanup Fund (Ala. Code ss. 22-30A-1 et seq.), the Water Pollution Control Authority (Ala. Code ss. 22-34-1 et seq.), the Alabama Underground and Aboveground and Storage Tank Trust Fund Act (Ala. Code ss. 22-35-1 et seq.), the Alabama Underground Storage Tank and Wellhead Protection Act of 1988 (Ala. Code ss. 22-36-1 et seq.) and the Alabama Lead Ban Act of 1988 (Ala. Code ss. 22-37-1 et seq.) and, in each case, any regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of
1974.

         "ESA Blockage Event" means, with respect to any Mill Owner or its respective Energy Services Agreement or its Mill, that:

                  (a) such Energy Services Agreement or the Master Operating Agreement has been declared unenforceable by a Governmental Authority having jurisdiction, unless the Company has delivered to the applicable Senior Secured Parties and the

         Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (i) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner, (ii) such declaration of enforceability has been overruled, reversed or rescinded by such Governmental Authority or by another Governmental Authority having final jurisdiction or greater jurisdiction than such first Governmental Authority or (iii) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (b) such Mill Owner has either (i) terminated, or delivered written notice pursuant to the Master Operating Agreement of its intention to terminate (which notice has not been rescinded), its rights and obligations under such Energy Services Agreement or the Master Operating Agreement in connection with a Mill Closure with respect to such Mill or (ii) denied that it has any obligations and substantially ceased performance under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (A) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner or, provided that another Person is reasonably capable of performing such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement (as the case may be), by the Company and such other Person or (B) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (c) a default has occurred and is continuing in respect of such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement, unless, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such default, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (d) based upon the knowledge of either of the Mobile Energy Parties, it is reasonably likely that, on or prior to the next Distribution Date, either (i) there will be a Mill

         Closure with respect to such Mill or (ii) such Mill Owner will deliver written notice pursuant to the Master Operating Agreement of such Mill Owner's intention to terminate its rights and obligations under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such Mill Closure, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be); or

                  (e) a Bankruptcy Event has occurred and is continuing in respect of such Mill Owner, unless (i) the obligations of such Mill Owner under such Energy Services Agreement and the Master Operating Agreement have been expressly assumed with the approval of a court of competent jurisdiction or (ii) if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been rejected or otherwise terminated, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirement with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be).

         "Event of Default" means, so long as there are any Financing Commitments or any Financing Liabilities outstanding, an "Event of Default" under the Indenture, an "Event of Default" under the Tax- Exempt Indenture or an "Event of Default" under the Working Capital Facility.

         "Event of Default Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more Persons in substitution for or replacement of any such Project Contract, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that such alternative Contract (a) contains substantially equivalent terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis, (b) would, after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, maintain a minimum annual Senior Debt Service Coverage Ratio for each Fiscal Year through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) projected to be equal to or greater than the lesser of (i) the minimum annual Senior Debt Service Coverage Ratio projected to have been in effect for such Fiscal Year had performance under such Project Contract continued and (ii) 1.2 to 1.0 and (c) is reasonably capable of being performed by the parties thereto. Notwithstanding the foregoing, such alternative Contract need not satisfy the conditions described in clauses (a) and (b) above, provided that (A) the Company delivers to the applicable Senior Secured Parties an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements (other than the conditions set forth in subclauses (C) and (D) of clause (b)(ii) of the definition of Restricted Payment Alternative Agreement Requirements with respect to such alternative Contract) and (B) after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.2 to 1.0.

         "Event of Eminent Domain" means any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of a material part of the Energy Complex by any Governmental Authority or any Person acting with the authority thereof for more than six (6) months, unless such transfer or taking is the subject of a Good Faith Contest.

         "Event of Loss" means any physical loss or destruction of, or destruction to, the Energy Complex, or any other event that causes all or a material part of the Energy Complex to be rendered unfit for normal use for any reason whatsoever, including through failure of title.

         "Excess Loss Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies in an amount equal to the excess, if any, of all of the Loss Proceeds with respect to such Event of Loss or Event of Eminent Domain (as the case may be) over the total cost of the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Financing Commitment" means any commitment pursuant to the Financing Documents to provide credit to the Company.

         "Financing Documents" means all Contracts evidencing or securing the Financing Liabilities.

         "Financing Liabilities" means all indebtedness, liabilities and obligations of the Mobile Energy Parties (including principal, interest, fees, reimbursement obligations, penalties, indemnities and legal expenses, whether due to acceleration or otherwise) owing to the Senior Secured Parties (of whatsoever nature and however evidenced) under or pursuant to (a) the Indenture (including the

Guaranty), (b) the Senior Securities, (c) the IDB Lease Agreement, (d) the Tax-Exempt Indenture, (e) the Working Capital Facility and any evidence of indebtedness entered into thereunder and (f) the other Security Documents, in the case of clause (a) through (f) above, whether direct or indirect, primary or secondary, fixed or contingent or now or hereafter arising out of or relating to any such Contract.

         "Financing Statements" means Uniform Commercial Code financing statements filed in connection with the other Security Documents.

         "First Mortgage Bonds" means the Indenture Securities issued on the Closing Date under the first Series Supplemental Indenture to the Indenture.

         "Fiscal Quarter" means the period of time beginning at 12:01 a.m. on the first day of each calendar quarter and ending at midnight on the last day of such calendar quarter.

         "Fiscal Year" means the period of time beginning at 12:01 a.m. on January 1 of each year and ending at midnight on December 31 of such year.

         "Fitch" means Fitch Investors Service, L.P., a New York limited partnership.

         "Fuel Inventory" means fuel inventory of the Energy Complex, in whatever form, including oil, gas, coal, black liquor, biomass and sludge.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GDPIPD" means the Gross Domestic Product Implicit Price Deflator as published in the United States Department of Commerce, Bureau of Analysis publication entitled "Survey of Current Business." If the Gross Domestic Product Implicit Price Deflator ceases to exist or is no longer available, the Company, with the approval of the Independent Engineer, shall designate a substitute index that is reasonably similar to the Gross Domestic Product Implicit Price Deflator.

         "GDPIPD Factor" means, with respect to each Fiscal Year, the GDPIPD most recently published during or prior to such Fiscal Year divided by the GDPIPD published with respect to December 1994; provided, however, that such GDPIPD Factor shall not be less than one (1).

         "Good Faith Contest" means the contest of an item if (a) such item is diligently contested in good faith by appropriate proceedings and adequate reserves or bonding are established in accordance with GAAP with respect to such item and (b) the failure to pay or comply with such item during the period of such contest would not result in a Material Adverse Effect.

         "Governmental Approvals" means those authorizations, consents, approvals, waivers, exemptions, variances, registrations, certifications, permissions, permits and licenses with any Governmental Authority required for the ownership and operation of the Energy Complex and the performance of a Person's obligations under the Project Documents.

         "Governmental Authority" means any Federal, state, city, county, municipal, foreign, international, regional or other governmental or regulatory authority, agency, department, board, body, instrumentality, commission, arbiter or court.

         "Guaranteed Obligations" means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company (including in its capacity as a "debtor in possession" under the Bankruptcy Code) due or owing to, or in favor or for the benefit of, the Senior Secured Parties under the Security Documents or the Working Capital Facility (as the case may be), in each case (a) whether due or owing to, or in favor or for the benefit of, the Senior Secured Parties or any other Person that becomes the Indenture Trustee, the Tax-Exempt Indenture Trustee or the Working Capital Facility Provider (as the case may be) by reason of any succession or assignment at any time thereafter and (b) whether or not an allowable claim against the Company under the Bankruptcy Code, or otherwise enforceable against the Company, and including, in any event, interest accruing after the filing by or against the Company of a petition under the Bankruptcy Code; provided, however, that the satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company.

         "Guaranty" means the unconditional guaranty by Mobile Energy of the Guaranteed Obligations included in Article XIV of the Indenture, Article VIII of the IDB Lease Agreement and Article VIII of the Working Capital Facility (as the case may be).

         "Hazardous Materials" means hazardous wastes, hazardous substances, hazardous constituents, air contaminants or toxic substances, whether solids, liquids or gases, including substances defined or otherwise regulated as "hazardous materials," "regulated substances," "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "carcinogens," "hazardous air pollutants," "criteria pollutants," "reproductive toxins," "radioactive materials," "toxic chemicals," or other similar designations in, or otherwise subject to regulation under, any Environmental Requirement, including petroleum hydrocarbons, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls and radionuclides.

         "Holder" means a Person in whose name an Indenture Security or a Tax-Exempt Indenture Security (as the case may be) is registered in the register providing for the registration, including upon transfer or exchange, thereof pursuant to the Indenture or the Tax- Exempt Indenture (as the case may be).

         "IDB" means The Industrial Development Board of the City of Mobile, Alabama.

         "IDB Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses, indemnification payments or other amounts to the IDB under the Financing Documents, other than (a) rent payments under the IDB Lease Agreement and (b) payments in respect of principal of and premium, if any, and interest on the 1994 Bonds.

         "IDB Lease Agreement" means the Amended and Restated Lease and Agreement dated as of August 1, 1995 among the IDB and the Mobile Energy Parties.

         "IDB Request" and "IDB Order" mean, respectively, a written request or order signed in the name of the IDB by an Authorized Officer of the IDB and delivered to the Tax-Exempt Indenture Trustee.

         "Income Tax Deficiency" means (a) with respect to the second Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the sum of (A) the combined Federal and State of Alabama quarterly estimated income tax payments that would have been required to be paid by all Members during such Fiscal Year prior to such Distribution Date and (B) one-half of the amounts estimated to be required to be paid for County and City of Mobile, Alabama income taxes in respect of such Fiscal Year, if any, all calculated, solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (1) be a member of a consolidated, affiliated, combined, unitary or other tax group, (2) be a party to any tax sharing arrangements with any other Person and (3) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the first Distribution Date during such Fiscal Year in excess of the amount of distributions, if any, that would have been calculated by clause
(b) below with respect to such Distribution Date and (b) with respect to the first Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the estimate, as of such Distribution Date, of the combined Federal, State of Alabama, and County and City of Mobile, Alabama income taxes that relate to the immediately preceding Fiscal Year of all Members, all calculated solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (A) be a member of a consolidated, affiliated, combined, unitary or other tax group, (B) be a party to any tax sharing arrangements with any other Person and (C) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the second Distribution Date of such prior Fiscal Year.

         "Indenture" means the Trust Indenture dated as of August 1, 1995 among the Mobile Energy Parties and the Indenture Trustee.

         "Indenture Accounts" means, with respect to the Indenture Securities of any series, the Indenture Securities Account and each Debt Service Reserve Account (if any) established for the benefit of Holders of the Indenture Securities of such series.

         "Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Indenture's Percentage Share of (a) such Excess Loss Proceeds and
(b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Indenture Securities" means all Debt issued pursuant to the Indenture.

         "Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Indenture.

         "Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Indenture Trustee by the Company pursuant to the granting and assigning clauses of the Indenture and (b) the Shared Collateral.

         "Indenture Securities Interest Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Principal Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Redemption Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under
Section 4.1 of the Indenture.

         "Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Independent Engineer" means Stone & Webster Engineering Corporation or another nationally recognized consulting or engineering firm appointed Independent Engineer pursuant to the terms of the Intercreditor Agreement.

         "Independent Engineer Agreement" means the Independent Engineer Agreement dated as of August 1, 1995 between the Company and the Independent Engineer or any other similar Contract among such Persons.

         "Independent Engineer Confirmation" means a certificate signed by an authorized representative of the Independent Engineer confirming the reasonableness of statements and projections contained in certain Officer's Certificates delivered to the applicable Senior Secured Parties or the Collateral Agent under the Financing Documents, which confirmation may not be unreasonably withheld, conditioned or delayed.

         "Independent Insurance Advisor" means Sedgwick James or another nationally recognized insurance advisory firm appointed as insurance advisor under the Indenture and the Tax-Exempt Indenture by the Collateral Agent.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 among the Senior Secured Parties, the Collateral Agent, the IDB and the Mobile Energy Parties.

         "Intercreditor Agreement Accounts" means, collectively, the Completion Account, the Revenue Account, the Mill Owner Reimbursement Account, the Working Capital Facility Account, the Operating Account, the Maintenance Reserve Account, the Loss Proceeds Account, the Subordinated Debt Account, the Subordinated Fee Account and the Distribution Account.

         "Intercreditor Parties" means, collectively, the Senior Secured Parties, the IDB, the Mobile Energy Parties, any Subordinated Debt Provider and any other Person party to the Intercreditor Agreement (other than the Collateral Agent).

         "Interest Payment Date" means each January 1 and July 1 of each year, commencing January 1, 1996.

         "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

         "Law" means any constitution, treaty, statute, code, ordinance, regulation, order, decree, writ or judicial or arbitral decision.

         "Lease" means the Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July, 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Lease Documents" means, collectively, the IDB Lease Agreement, the Tax-Exempt Indenture (including any Series Supplemental Indenture) and (to the extent relating to, or securing, the Tax-Exempt Indenture Securities) the other Financing
Documents.

         "Lease Indemnity" means the Letter Agreement dated August 1, 1995 by the Mobile Energy Parties in favor of Scott, providing for the indemnification of Scott with respect to matters arising under the Utilities Land Sublease dated as of December 1, 1983, as amended, between Scott and the IDB.

         "Leased Land" means the land underlying the components of the Tax-Exempt Project marked on Exhibit A to the IDB Lease Agreement.

         "Lenders" has the meaning specified in the Working Capital
Facility.

         "Lien" means any lien, claim, security interest, mortgage, trust arrangement, judgment, pledge, option, charge, easement, encumbrance, title retention, conditional sales agreement, encroachment, right-of-way, building or use restriction, preferential right or any other security agreement, arrangement or similar right in favor of any Person, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Loss Proceeds" means, as applicable, Casualty Proceeds or Eminent Domain Proceeds.

         "Loss Proceeds Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Excess Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Expenditures" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, other than (a) fuel costs and expenses, (b) labor and employee expenses, including fringe benefits and labor relations expense, (c) payments for insurance premiums and like insurance related expenses required or otherwise maintained under any Project Document, (d) costs and expenses of consumable items such as process or cleaning chemicals and lubricants, (e) equipment rental, small tools and vehicle maintenance expenses, (f) costs and expenses associated with legal, accounting and other office and administrative functions, (g) permitting fees, (h) costs and expenses of safety supplies, office supplies and other office expenses, (i) property taxes and payments made in lieu of taxes, (j) computer maintenance expenses, (k) any amounts payable for services rendered under the Common Services Agreement, (l) ash disposal costs, (m) liquidated damages payable to the Mill Owners under the Master Operating Agreement, (n) amounts payable to the

Mill Owners in connection with the exercise of Mill Owner Step-In Rights, (o) any amounts required to be rebated to the United States government pursuant to
Section 148 of the Code in connection with any series of the Tax-Exempt Indenture Securities (to the extent not already provided for in the Tax-Exempt Indenture) and (p) payments to the IDB (including IDB Claims and payments required to be made by the Company with respect to the 1994 Bonds), in the case of clauses (a) through (p) above, to the extent the foregoing costs or expenses are not customarily treated as capital expenditures.

         "Maintenance Plan" means the maintenance plan and budget for the Energy Complex, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Maintenance Plan Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Reserve Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Reserve Account Balance" means, with respect to the Current Fiscal Quarter, the sum of (a) the monies on deposit in the Maintenance Reserve Account, (b) amounts available to be drawn or called upon under any Reserve Account Security deposited in the Maintenance Plan Funding Subaccount and (c) the monies on deposit in, or otherwise credited to (by means of a guaranty, capital infusion agreement or otherwise), the Mill Owner Maintenance Reserve Account, in the case of clauses (a), (b) and (c) above, at the beginning of the Current Fiscal Quarter.

         "Maintenance Reserve Account Required Deposit" means, with respect to any Fiscal Quarter during any Fiscal Year (the "Current Fiscal Quarter"), one or more deposits into the Maintenance Reserve Account on Monthly Transfer Dates occurring during the Current Fiscal Quarter in an aggregate amount equal to the excess of the sum of paragraphs (a), (b) and (c) below over the Maintenance Reserve Account Balance with respect to the Current Fiscal Quarter:

                  (a) the amount of Maintenance Reserve Account Required Deposits with respect to each Fiscal Quarter preceding the Current Fiscal Quarter that were required to be deposited into the Maintenance Reserve Account during each such Fiscal Quarter but were not, and have not been since, so deposited;

                  (b) the aggregate amount of any withdrawals from the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account during each Fiscal Quarter preceding the Current Fiscal Quarter that were in excess of the aggregate projected Maintenance Expenditures for each such Fiscal

         Quarter (as specified in the Maintenance Plan) but were not, and have not been since, redeposited in the Maintenance Reserve Account; and

                  (c)      the greatest of:

                            (i) if the Current Fiscal Quarter is the first
                  Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding sixteen (16) Fiscal Quarters (in each case as specified in the Maintenance Plan) by sixteen (16);

                           (ii) if the Current Fiscal Quarter is the first or
                  second Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fifteen (15) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fifteen (15);

                           (iii) if the Current Fiscal Quarter is the first,
                  second or third Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fourteen (14) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fourteen
                  (14); and

                           (iv) if the Current Fiscal Quarter is the first,
                  second, third or fourth Fiscal Quarter of such Fiscal Year, the greatest of the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for any period consisting of the Current Fiscal Quarter and any number of consecutive Fiscal Quarters from one (1) to thirteen (13) immediately succeeding the Current Fiscal Quarter (in each case as specified in the Maintenance Plan) by such number of consecutive Fiscal Quarters.

         "Manager" means Mobile Energy and any Person appointed as an additional, substitute or replacement manager of the Company pursuant to the terms of the Articles of Organization.

         "Master Operating Agreement" means the Amended and Restated Master Operating Agreement dated as of July 13, 1995 among the Company (as assignee of Mobile Energy), Scott, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Material Adverse Effect" means (a) a change in the financial condition of either of the Mobile Energy Parties or the Energy Complex that would reasonably be expected to materially and adversely affect the ability of either of the Mobile Energy Parties to pay principal of and interest on the Senior Debt as and when required or (b) any event or occurrence of whatever nature that would materially and adversely affect (i) the ability of either of the Mobile Energy Parties to perform its obligations under the Project Documents or (ii) the Lien of the Security Documents.

         "Member" means any Person owning a membership interest in the Company.

         "Mill Closure" means (a) a public announcement by a Mill Owner that it will close its respective Mill for a period of at least one (1) year or that it will reduce production of pulp, paper or tissue (as applicable) at such Mill (permanently or for a period of at least two (2) years) to less than ten percent (10%) of 1994 production levels or (b) the occurrence of a two (2) year period during which, for any reason other than the occurrence of a Force Majeure Event (as defined in the Master Operating Agreement), such Mill Owner's production of pulp, paper or tissue (as applicable) at such Mill is less than ten percent (10%) of 1994 production levels.

         "Mill Owner Maintenance Reserve Account" means the account so designated established and created pursuant to the Master Operating Agreement for the sole benefit of the Mill Owners.

         "Mill Owner Maintenance Reserve Account Agreement" means the Mill Owner Maintenance Reserve Account Agreement dated as of August 1, 1995 among Southern, the Company and the Mill Owners.

         "Mill Owner Reimbursement Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Mill Owner Step-In Rights" has the meaning specified in the Master Operating Agreement.

         "Mill Owners" means, collectively, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Mills" means, collectively, the Pulp Mill, the Tissue Mill and the Paper Mill.

         "Mixed-Use Bonds" means, collectively, the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series A and the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series B, in each case issued under and secured by a Trust Indenture dated as of December 1, 1984, as supplemented by a First Supplemental Indenture thereto dated as of June 1, 1985, between the IDB and AmSouth Bank of Alabama, as trustee.

         "Mobile Energy" means Mobile Energy Services Holdings, Inc., an Alabama corporation.

         "Mobile Energy Parties" means, collectively, the Company and Mobile Energy.

         "Mobile Energy Request" or "Mobile Energy Order" means, respectively, a written request or order signed in the name of Mobile Energy by an Authorized Officer of Mobile Energy and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Mobile Facility" means the integrated pulp, paper and tissue manufacturing facility located on a 730-acre site along the Mobile River and the Chickasaw Creek in Mobile, Alabama, comprised of the Mills and the Energy Complex.

         "Monthly Transfer Date" means the last Business Day of each month of each Fiscal Year, commencing with the first such day occurring after the Closing Date.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

         "Mortgage" means the Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing dated as of August 1, 1995 among the Company, the IDB and the Mortgagee.

         "Mortgagee" means Bankers Trust (Delaware), or any other Person appointed as a substitute or replacement Mortgagee under the Mortgage.

         "1983 Bonds" means the IDB's Exempt Facilities Revenue Bonds (Scott Paper Company Project), 1983 Series B, issued under and secured by a Trust Indenture dated as of December 1, 1983 between the IDB and BankAmerica Trust Company of New York, as trustee.

         "1984 Bonds" means the IDB's Variable Rate Demand Solid Waste Revenue Refunding Bonds (Scott Paper Company Project) Series 1984 A, B, C, D and E issued under and secured by the 1984 Indenture.

         "1984 Indenture" means the Trust Indenture dated as of December 1, 1984, as supplemented by the First Supplemental Indenture thereto dated as of January 1, 1985 and the Second Supplemental Indenture thereto dated as of August 1, 1995, between the IDB and Chemical Bank, as trustee.

         "1984 Lease" means the Lease and Agreement dated December 1, 1984, as amended by Amendment No. 1 thereto dated as of November 8, 1994 and Amendment No. 2 thereto dated as of December 9, 1994, between the IDB and the Company (as assignee of Mobile Energy (as assignee of Scott)).

         "1994 Bond Payment Date" means each June 1 and December 1 of each year, commencing December 1, 1995.

         "1994 Bond Trustee" means Bankers Trust (Delaware), in its capacity as trustee under the 1994 Indenture.

         "1994 Bonds" means the IDB's Industrial Development Revenue Bonds (Scott Paper Recovery Boiler Project) 1994 Series A. For all purposes of the Financing Documents, (a) payments in respect of the principal of and premium, if any, and interest on the 1994 Bonds shall be treated as neither Operation and Maintenance Costs nor Senior Debt Service Requirements (or any other debt service) and (b) receipts (or deemed receipts) in respect of the 1994 Bonds shall not be treated as Revenues.

         "1994 Indenture" means the Trust Indenture dated as of December 1, 1994 between the IDB and the 1994 Bond Trustee.

         "1995 Bonds" has the meaning specified in Section 2.17(a) of the Tax-Exempt Indenture, which means the Tax-Exempt Bonds.

         "Non-Affiliate Subordinated Debt" means any unsecured loan or loans from any Person that is not an Affiliate of the Company pursuant to a Subordinated Loan Agreement, the amounts necessary for repayment of which have been included in the Annual Budget approved by the Collateral Agent and the Independent Engineer.

         "Nondisturbance Agreement" means the Estoppel and Nondisturbance Agreement dated as of December 12, 1994 between TRT and the Company (as assignee of Mobile Energy).

         "Officer's Certificate" means a certificate that has been signed by an Authorized Officer of either of the Mobile Energy Parties or of Southern (as the case may be).

         "O&M Agreement" means the Facility Operations and Maintenance Agreement dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Operator.

         "Operating Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Operating Agreement" means the Operating Agreement of the Company dated as of July 13, 1995, as amended by the First Amendment thereto dated as of July 13, 1995, among the Members.

         "Operation and Maintenance Costs" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, including and together with (a) Subordinated Fees, (b) Maintenance Expenditures and (c) any such costs and expenses specified in clauses (a) through (p) of the definition of Maintenance Expenditures (other than (i) rent payments under the IDB Lease Agreement and (ii) payments of principal of and premium, if any, and interest on the 1994 Bonds).

         "Operator" means Southern Electric, in its capacity as operator under the O&M Agreement.

         "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to in any Financing Document to which the Collateral Agent or any of the Senior Secured Parties is a party or otherwise satisfactory to the Collateral Agent or such Senior Secured Party (which may include counsel for either of the Mobile Energy Parties, whether or not such counsel is an employee of either or both of them).

         "Optional Modifications" means all modifications to the Energy Complex that are not Required Modifications.

         "Optional Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Outstanding" means, when used with respect to any of the Senior Securities (however referenced in any Financing Document), as of the date of determination, all such Senior Securities theretofore authenticated and delivered under the Indenture or the Tax-Exempt Indenture (as the case may be), except:

                  (a) such Senior Securities theretofore canceled by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or delivered to either such Trustee for cancellation;

                  (b) such Senior Securities or portions thereof deemed to have been paid within the meaning of, in the case of the Indenture, Section
         12.1 thereof and, in the case of the Tax- Exempt Indenture, Section
         12.1 thereof (as the case may be); and

                  (c) such Senior Securities that have been exchanged for other Senior Securities or Senior Securities in lieu of which other Senior Securities have been authenticated and delivered pursuant to the Indenture or the Tax-Exempt Indenture (as the case may be) unless held by a Holder in whose hands such Senior Securities constitute valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Senior Securities (however referenced in any Financing Document) Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Tax-Exempt Indenture (as the case may be) or whether or not a quorum is present at a meeting of Holders of such Senior Securities, such Senior Securities owned by either of the Mobile Energy Parties (or any Affiliate thereof) shall be disregarded and deemed not to be Outstanding, except that, in determining whether or not the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to presence of a quorum, only such Senior Securities that a Responsible Officer of the Indenture Trustee or the Tax-Exempt

Indenture Trustee (as the case may be) knows to be so owned shall be so disregarded. Any such Senior Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) such pledgee's right so to act with respect to such Senior Securities and that such pledgee is not a Mobile Energy Party (or any Affiliate thereof).

         "Paper Mill" means the paper mill located at the Mobile
Facility, which as of the Closing Date is owned by S.D. Warren.

         "Paper Mill Energy Services Agreement" means the Paper Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated July 13, 1995, between the Paper Mill Owner and the Company (as assignee of Mobile Energy).

         "Paper Mill Owner" means S.D. Warren, in its capacity as owner of the Paper Mill.

         "Paying Agent" means any Person acting as Paying Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Percentage Share" means an amount (expressed as a percentage) equal to:

                  (a) with respect to the Working Capital Facility, (i) the Working Capital Facility Commitment in effect immediately prior to any deposit into the Working Capital Facility Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(i) of the Intercreditor Agreement divided by
         (ii) the Combined Exposure immediately prior to such deposit;

                  (b) with respect to the Indenture, (i) the principal amount of the Indenture Securities Outstanding immediately prior to any transfer to the Indenture Trustee for deposit into the Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(ii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer; and

                  (c) with respect to the Tax-Exempt Indenture, (i) the principal amount of the Tax-Exempt Indenture Securities Outstanding immediately prior to any transfer to the Tax- Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(iii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer.

         "Permitted Indebtedness" means (a) in the case of the Company: (i) the First Mortgage Bonds; (ii) Debt incurred under a Working Capital Facility having a Working Capital Facility Commitment not to exceed $15,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time, provided (and the Working Capital Facility shall contain provisions to such effect) that (A) no more than $5,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time) of such Debt may be scheduled to mature during any calendar month, (B) any Working Capital Facility Loan advanced thereunder shall mature no later than ninety-three (93) days from the date such Working Capital Facility Loan was first advanced, (C) the Company shall be required to repay all amounts advanced thereunder so that no amounts are outstanding once during each Fiscal Year (other than the Fiscal Year ending December 31, 1995) for a period of five (5) consecutive days and (D) the Working Capital Facility Provider thereunder shall become a party to the Intercreditor Agreement; (iii) the Tax-Exempt Bonds; (iv) reimbursement obligations in respect of letters of credit (if any) and other financial obligations arising under the Project Contracts and obligations arising under the Lease Indemnity; (v) purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of the Energy Complex that extend only to the equipment being financed and that do not in the aggregate have annual debt service or lease obligations exceeding $2,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred); (vi) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (vii) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $10,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred) at any one time outstanding; (viii) Affiliate Subordinated Debt; (ix) Replacement Debt permitted to be issued pursuant to the terms of the Financing Documents; (x) Debt permitted to be issued pursuant to the terms of the Financing Documents for Required Modifications and Optional Modifications; (xi) Non-Affiliate Subordinated Debt (including any Non-Affiliate Subordinated Debt permitted by clause (x) above) in an aggregate principal amount not to exceed $75,000,000 (multiplied by the GDPIPD Factor in effect at the time such Debt was incurred) permitted to be issued pursuant to the terms of the Financing Documents; (xii) Refunding Debt permitted to be issued pursuant to the terms of the Financing Documents; and (xiii) the Company's obligations in respect of the 1994 Bonds, the Mixed-Use Bonds, the Environmental Bonds and the Refunding Letter of Credit; and (b) in the case of Mobile Energy, the Guaranty.

         "Permitted Investments" means investments in securities that are: (a) direct obligations of the United States of America or of any agency thereof; (b) obligations fully guaranteed by the United States of America or any agency thereof; (c) time deposits (which may be represented by certificates of deposit) issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured Debt having a rating at least equal to (i) the highest rating assigned to the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) by at least two of the Rating Agencies or (ii) "B" by Thompson Bankwatch, Inc. (in either case provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such bank); (d) open market commercial paper of any corporation incorporated or doing business under the laws of the United States of America or of any political subdivision thereof then rated at least A-1/P-1 (or an equivalent thereof) by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such corporation); (e) obligations issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (i) a short-term Debt rating which is (on the date of acquisition thereof) A- 1/P-1 (or an equivalent thereof) or better and (ii) a long-term Debt rating that is (on the date of acquisition thereof) "A" or better, in each case by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such issuer or guarantor); (f) guaranteed investment contracts of any financial institution organized under the laws of the United States of America or any state thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union, which financial institution has assets of at least $5 billion in the aggregate and has a long term Debt rating that is (on the date of acquisition thereof) "A" or better by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such institution); (g) investment contracts of any financial institution either (i) (A) fully secured by direct obligations of the United States, (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (C) securities or receipts evidencing ownership interests in obligations or specified portions thereof described in clause (A) or (B) above, in each case guaranteed as a full faith and credit obligation of the United States, having a market value at least equal to 102% of the amount deposited thereunder and possession of which obligation is held under arrangements satisfactory to the Collateral Agent, the

Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or
(ii) with long-term Debt ratings of "A" or higher and short-term ratings in one of the highest two major categories by any of the Rating Agencies; (h) a contract or investment agreement with a provider or guarantor (i) which provider or guarantor is rated at least "A" or equivalent by each of the Rating Agencies (provided that if a guarantor is party to the rating, the guaranty is unconditional and is confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (ii) providing that monies invested shall be payable to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall be payable to the Collateral Agent) without condition (other than notice) and without breakage fee or other penalty, upon not more than two (2) Business Days' notice for application when and as required or permitted under the Indenture, the Intercreditor Agreement or the Tax-Exempt Indenture (as applicable), (iii) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall provide for termination upon demand of the Collateral Agent) (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider and (iv) the terms and provisions of which are in form and substance satisfactory to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be); and (i) investments in money market funds registered under the Investment Company Act of 1940 then rated in the highest category by S&P and Moody's.

         "Permitted Liens" means: (a) Liens specifically created, required or permitted by the Indenture, the Tax-Exempt Indenture or the IDB Lease Agreement;
(b) the Liens created, or purported to be created, on the Collateral pursuant to the Security Documents; (c) Liens for taxes that are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest; (d) any exceptions to title that are set forth on Schedule B--Section 2 of the title insurance policy delivered to the Collateral Agent on the Closing Date (to the extent that such exceptions have not been released or subordinated prior to the Closing Date); (e) such minor defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Financing Documents; (f) the easements and other rights in favor of third-parties contained in the Project Contracts as of the Closing Date; (g) deposits or pledges to secure statutory obligations or appeals, release of attachments, stays of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business; (h) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations; (i) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment); (j) mechanic's, workmen's, materialmen's, construction or other like Liens arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations that are not yet due or that are the subject of a Good Faith Contest; (k) Liens securing purchase money obligations that constitute Permitted Indebtedness; (l) Liens in favor of the Mill Owners on the Mill Owner Maintenance Reserve Account, including monies on deposit therein or otherwise credited thereto (in accordance with the Mill Owner Maintenance Reserve Account Agreement) not exceeding $2,000,000, to the extent arising under the Master Operating Agreement or the Mill Owner Maintenance Reserve Account Agreement; and
(m) Liens on cash collateral not exceeding $1,500,000 in favor of the issuer of the Refunding Letter of Credit.

         "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, institution, Governmental Authority or any other entity.

         "Place of Payment" means, when used with respect to the Senior Securities of any series, the office or agency maintained pursuant to, in the case of the Indenture, Section 9.14(a) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(a) thereof and, in either case, such other place or places, if any, where the principal of and premium, if any, and interest on the Senior Securities of such series are payable as specified in the Series Supplemental Indenture to the Indenture or the Tax-Exempt Indenture (as the case may be) establishing the Senior Securities of such series.

         "Predecessor Securities" means, with respect to any particular Senior Security, every previous Senior Security evidencing all or a portion of the same Debt as that evidenced by such particular Senior Security. For purposes of this definition, any Senior Security authenticated and delivered under, in the case of any Indenture Security, Section 2.9 of the Indenture and, in the case of any Tax-Exempt Indenture Security, Section 2.9 of the Tax-Exempt Indenture in lieu of a lost, destroyed or stolen Senior Security shall be deemed to evidence the same Debt as such lost, destroyed or stolen Senior Security.

         "Prepayment Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Principal Payment Date" means in respect of (a) the Indenture Securities, any January 1 or July 1 on which principal payments are due to Holders thereof and (b) the Tax-Exempt Indenture Securities, any January 1 on which principal payments are due to Holders thereof.

         "Processing Services" has the meaning specified in the Master Operating Agreement.

         "Project Contracts" means, collectively, (a) the Energy Services Agreements, (b) the Master Operating Agreement, (c) the Lease, (d) the Supplementary Lease, (e) the O&M Agreement, (f) the Common Services Agreement,
(g) the Water Agreement, (h) the Boiler Ash Agreement, (i) the Environmental Indemnity Agreements, (j) the Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of June 16, 1995 and the Second Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy), (k) the Employee Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, among Scott, the Company (as assignee of Mobile Energy) and Southern Electric, (l) the SCS Agreement, (m) the Easement Deeds, (n) the Asset Purchase Agreement dated as of December 12, 1994 between Scott, as seller, and the Company (as assignee of Mobile Energy), as buyer, (o) the Coal Supply Agreement, (p) any other Contract entered into by either of the Mobile Energy Parties for the provision of fuel to the Energy Complex, (q) the IDB Lease Agreement, (r) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(s) the Construction, Financing and Installment Sale Agreement dated as of April 1, 1973 between the IDB and Scott, (t) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (u) the Facilities Lease and Agreement dated as of December 1, 1984 between the IDB and Scott, (v) the Sublease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(w) the Construction, Financing and Installment Sale Agreement dated as of September 1, 1976 between the IDB and Scott, (x) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (y) the Recovery Boiler Facilities Lease and Agreement dated as of December 1, 1994 between the IDB and Scott, (z) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (aa) the Nondisturbance Agreement, (bb) the Recognition Agreements, (cc) the Mill Owner Maintenance Reserve Account Agreement and (dd) the Transfer Agreement.

         "Project Costs" means costs and expenses (other than financing costs and expenses) paid, incurred or to be incurred by the Company after the Closing Date to complete the capital improvements to the Energy Complex specified in the Master Operating Agreement in accordance with the Capital Budget and certain other planned expenditures relating to the Energy Complex.

         "Project Documents" means, collectively, the Project Contracts and the Financing Documents.

         "Project Participant" means each Person that is party to a Project Document.

         "Prudent Plant Operating Standards" has the meaning specified in the Master Operating Agreement.

         "Pulp Mill" means the pulp mill (including a process water plant and waste water treatment plant) located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Pulp Mill Energy Services Agreement" means the Pulp Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Pulp Mill Owner" means Scott, in its capacity as owner of the Pulp Mill.

         "Pulp Mill Step-In Equipment" has the meaning specified in the Master Operating Agreement.

         "PURPA" means the Public Utility Regulatory Policies Act of
1978.

         "Qualified Engineer" means an independent engineer listed on Schedule 1 to the Intercreditor Agreement, as such Schedule may be amended from time to time in accordance with Section 11.3 of the Intercreditor Agreement.

         "Qualifying Facility" means a "Qualifying Cogeneration Facility" as specified in section 3(18)(B) of the Federal Power Act or a qualifying small power production facility within the meaning of section 201 of PURPA.

         "Rating Agencies" means, collectively, S&P, Fitch and Moody's, together with any other nationally recognized credit agency of similar standing if any such Person is not then currently rating the proposed subject of such rating.

         "Receivables" means all of the Company's rights to payment for goods sold or leased or services performed by the Company, including (a) rights evidenced by an account, note, contract, security, instrument, chattel paper or other evidence of indebtedness and (b) all "accounts" as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York on the Closing Date.

         "Recognition Agreements" means, collectively, (a) the Recognition, Cooperation and Consent Agreement relating to the Mixed-Use Bonds dated as of August 1, 1995 among the Company, the IDB, AmSouth Bank of Alabama, TRT and the Collateral Agent and (b) the Recognition, Cooperation and Consent Agreement relating to the Tax-Exempt Bonds dated as of August 1, 1995 among the Company, the IDB, the Tax-Exempt Indenture Trustee and the Collateral Agent.

         "Redemption Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Redistributed Proceeds" means, with respect to any Excess Loss Proceeds, the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the Working Capital Facility Distribution Amount in respect of such Excess Loss Proceeds.

         "Refunding Debt" means Debt, the proceeds of which are used to refund outstanding Senior Debt.

         "Refunding Letter of Credit" means one or more letters of credit issued by a commercial bank in an aggregate amount not to exceed $1,500,000 to provide for the payment of accrued interest on the 1984 Bonds upon the redemption thereof.

         "Regular Record Date" means, for the Stated Maturity of any Senior Security of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, the 15th day (whether or not a Business
Day) of the month prior to such Stated Maturity, or any other date specified for such purpose in the form of Senior Security of such series attached to the Series Supplemental Indenture to the Indenture or the Tax-Exempt Indenture (as the case may be) relating to the Senior Securities of such series.

         "Replacement Debt" means Senior Securities, the proceeds of which are used to refinance all or a portion of the outstanding Tax-Exempt Indenture Securities (whether by effecting a gross-up of, or by the issuance of Senior Securities to replace, affected Tax-Exempt Indenture Securities) upon the occurrence of a Determination of Taxability.

         "Replacement Facility" means a facility with materially different performance capabilities from the Energy Complex that can be built to provide services to some or all of the Mills following the occurrence of an Event of Loss or an Event of Eminent Domain.

         "Required Deposit" means, at the time of any Required Deposit Event with respect to any Reserve Account Security on deposit in any Reserve Account Security Account, an amount equal to the aggregate Available Amount under such Reserve Account Security at such time; provided, however, that if such Required Deposit Event results from the occurrence of a Debt Service Event, such amount shall be equal to the aggregate amount required to be transferred pursuant to, if such Reserve Account Security Account is (a) the Maintenance Plan Funding Subaccount, Section 3.5(c) of the Intercreditor Agreement, (b) the Distribution Account, Section

3.8(b) of the Intercreditor Agreement, (c) a Debt Service Reserve Account,
Section 4.5 of the Indenture and (d) a Tax-Exempt Debt Service Reserve Account,
Section 4.6 of the Tax-Exempt Indenture.

         "Required Deposit Event" means (a) in the case of any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Reserve Account Letter of Credit, (ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Reserve Account Letter of Credit, unless such Reserve Account Letter of Credit has been replaced with monies or other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to such date, (iii) the occurrence of a Credit Standard Event or Default Event with respect to such Reserve Account Letter of Credit and the continuance thereof for a period of five (5) days, unless such Reserve Account Letter of Credit has been replaced with other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to the expiration of such period or (iv) the date on which a Trigger Event Notice has been delivered and (b) in the case of any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Southern Guaranty,
(ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Southern Guaranty, unless such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to such date, (iii) the occurrence of a Credit Standard Event with respect to such Southern Guaranty and the continuance thereof for a period of fifteen (15) days, unless (A) the Collateral Agent or the Indenture Trustee (as the case may be) shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied after such occurrence and prior to the expiration of such period or
(B) such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to the expiration of such period, (iv) the occurrence of a Default Event and the continuance thereof for a period of five (5) days, unless such Southern Guaranty has been replaced with other Reserve Account Security prior to the expiration of such period or (v) the date on which a Trigger Event Notice has been delivered.

         "Required Interest Deposit" means, in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date, is equal to the amount of interest on the Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a

         Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date (unless such next succeeding Interest Payment Date is January 1, 2020, in which case together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to December 1, 2019), is equal to the amount of interest on the Tax-Exempt Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph
         (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax- Exempt Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Modifications" means those modifications reasonably necessary for the Energy Complex to remain in compliance with all material Governmental Approvals and maintain, at a minimum, the Maximum Capacity (as defined in the Master Operating Agreement) levels as in effect on the Closing Date.

         "Required Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Required Principal Deposit" means in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Principal Subaccount, an amount equal to one-sixth (1/6th) of the amount of principal of the Indenture Securities becoming due on each Principal Payment Date therefor occurring within the six (6) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within six (6) months after the Closing Date or any other date on which any Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date) (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Principal Subaccount, one-twelfth (1/12th) (unless such Monthly Transfer Date occurs on or after January 1, 2019, in which case one- eleventh (1/11th)) of the amount of principal of the Tax- Exempt Indenture Securities becoming due on each Principal Payment Date therefor occurring within the twelve
         (12) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within twelve (12) months after the Closing Date or any other date on which any Tax-Exempt Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date)(such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax- Exempt Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Senior Creditors" means Senior Secured Parties holding or otherwise representing 331/3% of the Combined Exposure.

         "Reserve Account Letter of Credit" means a letter of credit issued by a commercial bank whose long-term unsecured Debt is rated at least "A" by S&P, "A" by Fitch and "A2" by Moody's.

         "Reserve Account Security" means either, or any combination of, (a) one or more Southern Guaranties or (b) one or more Reserve Account Letters of Credit.

         "Reserve Account Security Accounts" means, collectively, each Debt Service Reserve Account (if any), each Tax-Exempt Debt Service Reserve Account (if any), the Maintenance Plan Funding Subaccount and the Distribution Account.

         "Responsible Officer" means, when used with respect to the Collateral Agent, the Indenture Trustee and the Tax-Exempt Indenture Trustee, (a) any officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) within the Corporate Trust Office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be), including any vice president, any assistant vice president, any assistant secretary or any assistant treasurer, (b) any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) performing functions similar to those performed by any of the officers designated in clause (a) above and (c) with respect to a particular corporate trust matter, any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to whom such matter is referred because of such other officer's knowledge of and familiarity with the particular subject.

         "Restricted Payment Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more other Persons in substitution for or replacement of any such Project Contract that has been declared unenforceable or rejected or otherwise terminated, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that either
(a) the Company has delivered to the Collateral Agent a letter from any two of the Rating Agencies (then currently rating the Indenture Securities or the Tax-Exempt Indenture Securities) confirming that, after giving effect to such alternative Contract, the ratings of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) are Investment Grade or (b) the Company (i) has provided to the Collateral Agent the Revenue Sufficiency Certification and (ii) has delivered to the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that (A) the term of such alternative Contract extends through the earlier of (1) the final maturity of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) and (2) the term of such Project Contract, (B) such alternative Contract contains termination provisions no less favorable to the Company than those contained in such Project Contract, (C) such alternative Contract has been in full force and effect for at least thirty-six (36) months, (D) the average of the two annual Senior Debt Service Coverage Ratios for the four immediately preceding semi-annual payment periods was equal to at least 1.25 to 1.0 and, based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.25 to 1.0 and (E) such alternative Contract is reasonably capable of being performed by the parties thereto.

         "Restricted Payments" means, collectively, (a) payments from the Subordinated Fee Account or any other payment in respect of Subordinated Fees,
(b) distributions (from the Distribution Account or otherwise), including a return of capital contributions and dividends, paid to, or at the direction or for the benefit of, any Affiliate of the Company, but excluding distributions of cash from any Account to the extent such cash has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents, (c) the payment of principal of or premium, if any, or interest on any Affiliate Subordinated Debt, (d) the repurchase by the Company of any interest of any Member, or (e) the making of any loans or other advances from the Company to any Affiliate of the Company, but excluding advances of cash to the extent such cash
(i) has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents or (ii) constitutes a payment required under the O&M Agreement or the SCS Agreement.

         "Revenue Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Revenue Sufficiency Certification" means an Officer's Certificate of the Company, together with an Independent Engineer Confirmation, to the effect that, based upon projections prepared by the Company in accordance with Section
1.15 of the Indenture or Section 1.12 of the IDB Lease Agreement, or of any comparable provision of the Working Capital Facility, the Project Contracts then in effect (including any alternative Contract entered into, or to be entered into, by the Company with one or more other Persons in substitution or replacement of any other Project Contract as contemplated by the Event of Default Alternative Agreement Requirements or the Restricted Payment Alternative Agreement Requirements) generate sufficient Revenues to enable the Company to pay its debts and other obligations (including Operation and Maintenance Costs) when they become due through the final maturity of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be).

         "Revenues" means (without duplication), for any period, the revenues received by the Company for use of the services and facilities of the Energy Complex including (a) amounts received by the Company under the Project Contracts, (b) interest and other income earned and credited on monies deposited in the Accounts (to the extent not retained in such Accounts), (c) the proceeds of the sale of any part of the Energy Complex, provided that such sale is not prohibited by the Financing Documents, (d) the proceeds of any business interruption insurance and other payments received for interruption of operations (excluding any proceeds of any liability or physical damage insurance) and (e) all other monies that have been deposited into the Revenue Account as required or permitted by the terms of the Financing Documents. Notwithstanding the foregoing, "Revenues" do not include (i) capital contributions to the Company, (ii) the proceeds of any Debt or Loss Proceeds,
(iii) amounts received by the Company in connection with the exercise of Company Step-In Rights (to the extent in excess of the Company's expenses incurred in connection therewith, including the cure or the attempted cure of the related Pulp Mill Triggering Event (as defined in the Master Operating Agreement)), (iv) monies transferred from the Completion Account to the Revenue Account pursuant to Section 3.9(c) of the Intercreditor Agreement, (v) monies transferred from any Debt Service Reserve Account to the Revenue Account pursuant to Section 4.5 of the Indenture, (vi) amounts received by the Company with respect to the 1994 Bonds and (vii) monies deposited into any Reserve Account Security Account in replacement (or satisfaction) of Reserve Account Security on deposit therein (including monies deposited into the Maintenance Plan Funding Subaccount pursuant to the last sentence of Section 3.5(a) of the Intercreditor Agreement).

         "S&P" means Standard & Poor's Ratings Group, a New York corporation.

         "Scott" means Scott Paper Company, a Pennsylvania corporation.

         "SCS" means Southern Company Services, Inc., an Alabama corporation.

         "SCS Agreement" means the Agreement dated July 14, 1995 between SCS and the Company.

         "S.D. Warren" means S.D. Warren Company, a Pennsylvania corporation.

         "SEC" means the Securities and Exchange Commission of the United States of America.

         "Secretary" means, in the case of a corporation (including Mobile Energy) or limited liability company (including the Company) the secretary or an assistant secretary of such corporation or limited liability company (as the case may be).

         "Secured Obligations" means, collectively, the Financing
Liabilities, the Trustee Claims, the Collateral Agent Claims and the IDB Claims.

         "Secured Party" means Bankers Trust (Delaware) or any other Person appointed as a substitute or replacement Secured Party under the Security Agreement.

         "Securities" has the meaning specified (a) in the case of the Indenture, in the first "WHEREAS" clause thereof and (b) in the case of the Tax-Exempt Indenture, in the last "WHEREAS" clause thereof.

         "Securities Act" means the Securities Act of 1933.

         "Security Agreement" means the Assignment and Security Agreement dated as of August 1, 1995 among the Company, the IDB and the Secured Party.

         "Security Documents" means, collectively, (a) the Mortgage, (b) the Security Agreement, (c) the Indenture (including any Series Supplemental Indenture), (d) the Intercreditor Agreement, (e) the Tax-Exempt Indenture (including any Series Supplemental Indenture), (f) the IDB Lease Agreement, (g) the Consents to Assignment and (h) each Financing Statement.

         "Security Interest" means the Liens created, or purported to be created, on Shared Collateral pursuant to any Security Document.

         "Security Register" has the meaning specified in Section 2.8 of the Indenture or Section 2.8 of the Tax-Exempt Indenture (as the case may be).

         "Security Registrar" means any Person acting as Security Registrar under the Indenture or the Tax-Exempt Indenture pursuant to Section 9.14 or
Section 9.13 (as the case may be) thereof.

         "Senior Creditor Certificate" means a certificate of a Senior Secured Party, signed by an Authorized Representative of such Senior Secured Party, (a) setting forth the principal amount of the Financing Liabilities due or owing to, or in favor of or for the benefit of, such Senior Secured Party as of the date of such certificate and the outstanding unutilized Financing Commitments of such Senior Secured Party as of the date of such certificate, (b) setting forth a contact person for such Senior Secured Party, including phone and facsimile numbers for such person, (c) directing the Collateral Agent to take a specified action and (d) stating specifically the action the Collateral Agent is directed to take and the Security Document and the provision thereof pursuant to which the Collateral Agent is being directed to act.

         "Senior Debt" means, collectively, the Outstanding Senior Securities and the outstanding Working Capital Facility Loans.

         "Senior Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operation and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Senior Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of
(i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (iv) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (v) the aggregate amount of overdue payments in respect of clauses
(b)(i) through (iv) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Senior Debt Service Coverage Ratio.

         "Senior Debt Service Requirement" means, for any period, the sum of (a) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (b) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (c) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (d) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (e) the aggregate amount of overdue payments in respect of the foregoing from previous periods, in each case determined on a cash basis in accordance with GAAP.

         "Senior Debt Termination Date" means the date on which all Financing Liabilities, other than contingent liabilities and obligations that are unasserted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

         "Senior Secured Parties" means, collectively, (a) the Indenture Trustee (on behalf of the Holders of the Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself), (b) the Tax-Exempt Indenture Trustee (on behalf of the Holders of the Tax-Exempt Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself) and (c) the Working Capital Facility Provider (on behalf of the Lenders from time to time and itself).

         "Senior Securities" means, collectively, the Indenture
Securities and the Tax-Exempt Indenture Securities.

         "Series Supplemental Indenture" means an indenture supplemental to the Indenture or the Tax-Exempt Indenture entered into by the Mobile Energy Parties or the IDB (as the case may be) and the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) for the purpose of establishing, in accordance with such indenture, the title, form and terms of the Senior Securities of any series.

         "Shared Collateral" means all Collateral other than (a) the Collateral referenced in clause (a) of the definition of Indenture Securities Collateral and (b) the Collateral referenced in clause (a) of the definition of Tax-Exempt Indenture Securities Collateral.

         "Sinking Fund" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Redemption Dates" has the meaning specified in Section
7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Requirements" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Site" means the real property on which the Energy Complex is situated, as more fully described in the Mortgage.

         "Southern" means The Southern Company, a Delaware corporation.

         "Southern Credit Standard" means, at any time, (a) Southern's outstanding senior long-term Debt is then rated at least, and not rated less than, "A" by either S&P or Moody's (unless such senior long-term Debt is not then rated by either S&P or Moody's, in which case each Designated Southern Subsidiary has outstanding senior long-term Debt that is then rated at least, and not rated less than, BBB by S&P or Baa2 by Moody's) and (b) the sum of (i) cash and cash equivalents (including marketable securities) of Southern and the Designated Southern Subsidiaries, (ii) amounts available from committed credit facilities of Southern and the Designated Southern Subsidiaries and (iii) amounts available from commercial paper authorized to be issued by Southern and rated not less than A-1/P-1 by S&P or Moody's (in each case as of the end of Southern's most recently completed fiscal quarter and provided that such cash and cash equivalents and other amounts are available, without restriction, for distribution to the Collateral Agent or the Indenture Trustee, upon fifteen (15) days' notice) is equal to at least the aggregate amount of Southern Guaranties then outstanding multiplied by four.

         "Southern Electric" means Southern Electric International, Inc., a Delaware corporation.

         "Southern Guaranty" means one or more unconditional, absolute and irrevocable guaranties from Southern to be delivered to (a) the Collateral Agent for deposit into the Maintenance Plan Funding Subaccount or the Distribution Account pursuant to and in accordance with Section 3.15(a) of, and in substantially the form attached as Exhibit C to, the Intercreditor Agreement or
(b) the Indenture Trustee for deposit into each Debt Service Reserve Account (if any) pursuant to and in accordance with Section 4.6(a) of, and in substantially the form attached as Exhibit A to, the Indenture, provided that, in the case of clause (a) and (b) above, the Southern Credit Standard is satisfied at the time of such delivery and deposit.

         "Southern Master Tax Sharing Agreement" means the Income Tax Allocation Agreement dated as of December 29, 1981 among Southern and its corporate subsidiaries.

         "Special Record Date" means, with respect to the payment of any defaulted principal or interest, a date fixed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) pursuant to, in the case of the Indenture Trustee, Section 2.10 of the Indenture and, in the case of the Tax-Exempt Indenture Trustee, Section 2.10 of the Tax-Exempt Indenture.

         "Stated Maturity" means, when used with respect to any Senior Security or any installment of principal thereof or payment of interest thereon, the date specified in such Senior Security as the fixed date on which such Senior Security or such installment of principal or payment of interest is due and payable.

         "Subordinated Debt" means, collectively, Affiliate
Subordinated Debt and Non-Affiliate Subordinated Debt.

         "Subordinated Debt Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Debt Provider" means any Person providing
Subordinated Debt pursuant to a Subordinated Loan Agreement.

         "Subordinated Fee" means a fee in exchange for the provisions of goods or services to either of the Mobile Energy Parties, the payment of which is fully subordinated to the Secured Obligations as to payment and exercise of remedies and that is payable only to the extent it would otherwise be distributable if on deposit in the Distribution Account.

         "Subordinated Fee Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Loan Agreement" means a binding agreement with a Subordinated Debt Provider providing unsecured debt financing for the benefit of the Energy Complex and on terms and conditions that shall satisfy the requirements of the Financing Documents.

         "Supplementary Lease" means the Supplementary Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Tax-Exempt Bonds" means the Tax-Exempt Indenture Securities issued on the Closing Date under the Tax-Exempt Indenture.

         "Tax-Exempt Debt Service Reserve Account" means the Account so designated established and created under Section 4.4(a) of the Tax- Exempt Indenture and any Account so designated and created under any Series Supplemental Indenture to the Tax-Exempt Indenture for the benefit of Holders of the Tax-Exempt Indenture Securities established thereunder.

         "Tax-Exempt Debt Service Reserve Account Required Balance" means (a) in respect of the Tax-Exempt Debt Service Reserve Account established and created under Section 4.4(a) of the Tax-Exempt Indenture, the amount designated in
Section 4.4(b) thereof and (b) in respect of any other Tax-Exempt Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Tax-Exempt Indenture establishing such Tax-Exempt Debt Service Reserve Account.

         "Tax-Exempt Indenture" means the Amended and Restated Trust Indenture dated as of August 1, 1995 between the IDB and the Tax- Exempt Indenture Trustee.

         "Tax-Exempt Indenture Accounts" means, with respect to the Tax-Exempt Indenture Securities of any series, the Tax-Exempt Indenture Securities Account and each Tax-Exempt Debt Service Reserve Account (if any) established for the benefit of Holders of the Tax-Exempt Indenture Securities of such series.

         "Tax-Exempt Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Tax-Exempt Indenture's Percentage Share of (a) such Excess Loss Proceeds and (b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Tax-Exempt Indenture Securities" means all Outstanding Debt issued pursuant to the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Tax-Exempt Indenture Trustee by the IDB pursuant to the granting and assigning clauses of the Tax-Exempt Indenture and
(b) the Shared Collateral.

         "Tax-Exempt Indenture Securities Interest Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Principal Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Redemption Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Tax-Exempt Project" means those portions of the Energy Complex financed with the proceeds of the 1983 Bonds, as described generally in Exhibit A to the IDB Lease Agreement.

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         "Termination Event" means, with respect to any Reserve Account
Security, such Reserve Account Security shall have terminated or expired (other than any termination thereof pursuant to the last sentence of Section 3.8(c) of the Intercreditor Agreement).

         "Third Party Engineer" means the independent engineering firm chosen from the list of engineers maintained as Schedule 1 to the Intercreditor Agreement and appointed Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Third Party Engineer Dispute Resolution" means the dispute resolution process involving a Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Tissue Mill" means the tissue mill located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Tissue Mill Energy Services Agreement" means the Tissue Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Tissue Mill Owner and the Company (as assignee of Mobile Energy).

         "Tissue Mill Owner" means Scott, in its capacity as owner of the Tissue Mill.

         "Total Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operations and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account or the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Total Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of (i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayments of principal), (iv) all amounts payable by the Company as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents,
(v) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the outstanding Subordinated Debt, (vi) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any Subordinated Debt Provider and (vii) the aggregate

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amount of overdue payments in respect of clauses (b)(i) through (vi) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Total Debt Service Coverage Ratio.

         "Transfer Agreement" means the Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement dated July 14, 1995 between Mobile Energy and the Company.

         "Trigger Event" means (a) an Event of Default under the Indenture and an acceleration of Indenture Securities thereunder, (b) an Event of Default under the Tax-Exempt Indenture and an acceleration of Tax-Exempt Indenture Securities thereunder, (c) an Event of Default under the Working Capital Facility and an acceleration of Working Capital Facility Loans thereunder or (d) a Bankruptcy Event in respect of either of the Mobile Energy Parties and the expiration of the shortest applicable grace period with respect thereto.

         "Trigger Event Period" means that a Trigger Event shall have occurred and be continuing, provided that, except in the case of any such Trigger Event that shall have resulted from a Bankruptcy Event in respect of either of the Mobile Energy Parties, the written request of the Required Senior Creditors specified in Section 5.1(a) of the Intercreditor Agreement shall have been delivered to the Collateral Agent and not been rescinded.

         "TRT" means Three Rivers Timber Company, a Washington corporation.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which the Indenture was executed, except as provided in Section 11.6 thereof; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses or other amounts to (a) the Indenture Trustee under the Indenture or (b) the Tax-Exempt Indenture Trustee under the Tax-Exempt Indenture.

         "Uniform Commercial Code" means the Uniform Commercial Code of the jurisdiction the law of which governs the Contract in which such term is used.

         "U.S. Government Obligations" means non-callable direct obligations of or obligations as to which the payment of principal of and interest is unconditionally guaranteed by the United States of America.

         "Water Agreement" means the Water Procurement and Effluent Service Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Paper Mill Owner and the Tissue Mill Owner.

         "Wind-Up Event" means, at any time upon and after a Trigger Event, the application of monies on deposit in any of the Intercreditor Agreement Accounts, or of proceeds from any sale, disposition or other realization of any Shared Collateral (other than the Intercreditor Agreement Accounts), in either case to the payment of amounts owing in respect of any Senior Debt and as a result of the exercise of remedies by the Collateral Agent under Article V of the Intercreditor Agreement.

         "Working Capital Escalation Factor" means, with respect to any Fiscal Year, a factor (calculated in June of such Fiscal Year) equal to the amount obtained by (a) dividing (i) the GDPIPD most recently published during such Fiscal Year by (ii) the GDPIPD published during the prior Fiscal Year on the date that most closely corresponds to, and is on or prior to, the date of such GDPIPD most recently published (provided that if the amount obtained is less than or equal to 1.015, then such amount shall be deemed to equal 1.015), (b) then subtracting 0.015, and (c) then multiplying by the Working Capital Escalation Factor with respect to the immediately preceding Fiscal Year.

         "Working Capital Facility" means the Revolving Credit Agreement dated as of August 1, 1995 between the Company and the Working Capital Facility Provider or any other Contract between the Company and a Working Capital Facility Provider pursuant to which funds for the working capital requirements of the Company are provided.

         "Working Capital Facility Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Working Capital Facility Commitment" means the aggregate of the commitments of the Lenders under the Working Capital Facility.

         "Working Capital Facility Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement and provided that the Working Capital Facility Commitment is subject to reduction in connection with such Event of Loss or Event of Eminent Domain pursuant to the terms of the Working Capital Facility, an amount equal to the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the unutilized Working Capital Facility Commitment in effect immediately prior to such reduction, unless the Company would not be able to borrow Working Capital Facility Loans (because the conditions set forth in Article III of the Working Capital Facility are not available or not satisfied), in which case the lesser of (a) the Working Capital Facility's Percentage Share of such Excess Loss Proceeds and (b) the outstanding Working Capital Loans at such time.

         "Working Capital Facility O&M Loan" means a Working Capital Facility Loan, to the extent the proceeds thereof are applied to Operation and Maintenance Costs other than (a) rebates to the United States government pursuant to Section 148 of the Code, (b) Maintenance Expenditures and (c) payments of IDB Claims.

         "Working Capital Facility Provider" means Banque Paribas, a French banking corporation, and each other Person providing funds to the Company pursuant to a Working Capital Facility.

         "Working Capital Facility Loan" means a Loan (as defined in the Working Capital Facility) advanced by the Working Capital Facility Provider pursuant to the Working Capital Facility.